Exhibit 15.4

Official & Sworn Translation

ADDENDUM TO THE

INDOSAT SYARIAH IJARAH BOND YEAR 2005

TRUSTEE AGREEMENT

Number: 49.-

At 19.00 (nineteen) Western Indonesian Time;

On this day, Thursday, 26-05-2005 (twenty sixth day of May two thousand five).

Appeared before me, Mrs. POERBANINGSIH ADI WARSITO, Bachelor of Law, Notary in Jakarta, in the presence of the witnesses whom I, Notary, recognize and whose names shall be mentioned at the end of this deed:

I.	Mister NG ENG HO, born in Singapore, on 26-02-1954 (twenty sixth day of February year one thousand nine hundred fifty four), Singapore Citizen, Vice President Director of the limited liability company to be referred to herein under, residing in Central Jakarta, Jalan Kebon Kacang Raya Number 2, Sub District of Kebon Kacang, District of Tanah Abang.

Holder of the Passport of the Republic of Singapore number: S0020723 C

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Official & Sworn Translation

According to his statement is acting in this matter in his abovementioned capacity and as such representing the Board of Directors to perform the following legal action and according to his statement has obtained an approval from the Board of Commissioners of the Company, one unto another has obtained an approval from the Board of Commissioners of the Company, one unto another as stated in the RESOLUTION OF THE BOARD OF COMMISSIONERS OF PT INDOSAT Tbk, IN LIEU OF MEETING dated 7-04-2005 (seventh day of April year two thousand five) of and as such for and on behalf and represents PT INDOSAT Tbk, domiciled in Jakarta, of which amendment to the entire articles of association along with the amendments thereof have been announced in the State Gazette of the Republic of Indonesia are consecutively as follows:

•	Dated 08-03-2004 (eighth day of March two thousand four) number: 7, drawn before me, Notary, of which amendment to the articles of association has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration of the Department of Justice and human Rights dated 08-03-2004 (eighth day of March two thousand four) number: C-05582 HT.01.04.TH.2004;

•	Deed dated 30-09-2004 (thirtieth day of September two thousand four) number: 145, drawn before AULIA TAUFANI, Bachelor of Law, the then substitute of SUTJIPTO, Bachelor of Law, Notary in Jakarta, which has obtained an approval from the Minister of Justice and Human Rights through his decree dated 02-12-2004 (second day of December two thousand four) number: C-29270 HT.01.04.TH.2004 and a report on the amendment to the articles of association for which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration of the Department of Justice and Human Rights dated 08-12-2004 (eighth day of December two thousand four) number: C-29786 HT.01.04.TH.204;

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Official & Sworn Translation

•	Deed dated 30-09-2004 (thirtieth day of September two thousand four) number: 146, drawn before AULIA TAUFANI, Bachelor of Law, the then substitute of SUTJIPTO, Bachelor of Law, Notary in Jakarta, a notification for such deed of which notification has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration of the Department of Law and Human Rights dated 13-10-2004 (thirteenth day of October two thousand four) number: C-UM.02.01.12634;

•	Dated 14-01-2005 (fourteenth day of January two thousand five) number: 79, drawn before AULIA TAUFANI, Bachelor of Law, the then substitute of SUTJIPTO, Bachelor of Law, Notary in Jakarta, a notification for such deed of which notification has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration of the Department of Law and Human Rights dated 04-02-2005 (fourth day of February two thousand five) number: C-03065 HT.01.04.TH.2005.

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Official & Sworn Translation

(PT INDOSAT Tbk, hereinafter shall be referred to as the “Issuer”).

II.	Mister Doctorandus RICO RIZAL BUDIDARNMO, born in Bandung, on 19-06-1963 (nineteenth day of June year one thousand nine hundred sixty three) Head of the Desk Investment Banking of the company to be referred to herein under, residing in Central Jakarta, Bendungan Hilir III/8, Neighboring Unit 004, Residential Unit 01, Sub District of Bendungan Hilir, District of Tanah Abang.

Holder of the Resident Identification Card number: 09.5007.190663.0465.

According to his statement is acting in this matter in his abovementioned capacity and by virtue of the Power of Attorney privately drawn dated 20-07-2004 (twentieth day of July year two thousand four) number: B.577-DIR/KUI/TRY/07/2004 of which original is shown to me, Notary, as the proxy of the Board of Directors of the company to be referred to herein below and therefore acting for and on behalf and validly represents PERUSAHAAN PERSEROAN (PERSERO) PT BANK RAKYAT INDONESIA Tbk, abbreviated to PT BANK RAKYAT INDONESIA (PERSERO) Tbk, of which amendment to the entire articles of association and the amendments thereof have been consecutively announced in:

•	State Gazette of the Republic of Indonesia dated 11-09-1992 (eleventh day of September year one thousand nine hundred ninety two) number: 73, Supplement number: 3A;

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Official & Sworn Translation

•	State Gazette of the Republic of Indonesia dated 20-10-1992 (twentieth day of October year one thousand nine hundred ninety two) number: 84, Supplement number: 010A;

•	State Gazette of the Republic of Indonesia dated 26-10-1999 (twenty sixth day of October year one thousand nine hundred ninety nine) number: 86, Supplement number: 7216;

•	State Gazette of the Republic of Indonesia dated 16-4-2002 (sixteenth day of April year two thousand two) number: 31, Supplement number: 3714;

•	State Gazette of the Republic of Indonesia dated 23-04-2002 (twenty third day of April year two thousand two) number: 33, Supplement number: 282;

the most recent amendment to the articles of association of which have been set forth in the deed dated 03-10-2003 (third day of October year two thousand three) number: 6, drawn before Imas Fatimah, Bachelor of Law, Notary in Jakarta, which has obtained an approval from the Minister of Justice and Human Rights of the Republic of Indonesia through his Decree dated 06-10-2003 (sixth day of October year two thousand three) number: C-23726 HT.01.04.TH.2003 and the Report on the Deed of Amendment to the Articles of Association of which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration of the Department of Justice and Human Rights of the Republic of Indonesia dated 06-10-2003 (sixth day of October year two thousand three) Number: C-23727 HT.01.04 TH.2003 and has been registered with the Company Registration Office of the Department of Industry and Trade for the Municipality of Central Jakarta dated 15-10-2003 (fifteenth day of October year two thousand three) Number: 2667/RUB.09.05/X/2003

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Official & Sworn Translation

Which has obtained a Registration Certificate as a Trustee dated 11-06-1996 (eleventh day of June one thousand nine hundred ninety six) number: 08/SSTD-WA/PM/1996 issued by the Capital Market Supervisory Agency (BAPEPAM).

(the aforementioned PT BANK RAKYAT INDONESIA (Persero) Tbk shall hereinafter be referred to as the “Trustee”).

The appearing parties acting respectively in their abovementioned capacities first declare herein:

1.	Whereas the Issuer will issue and offer:

a.	The Syariah Ijarah Bond to the Public by means of a Public Offering (as defined herein below), to be referred to as the “INDOSAT SYARIAH IJARAH BOND YEAR 2005”, which will subsequently be listed at the Stock Exchange (as defined herein under), with a period of 6 (six) years as of the Issuance date (as defined herein under) with a purchase option as regulated under Article 5 and Article 6 of the Syariah Ijarah Bond Trustee Agreement for the total Balance of the Ijarah Repayment (as defined herein under) of Rp. 285.000.000.000,00 (two hundred eighty five billion rupiah); and

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Official & Sworn Translation

b.	Bonds to the Public by means of a Public Offering (as defined herein under), to be referred to as the “INDOSAT BOND IV YEAR 2005 WITH FIXED INTEREST RATE”, which will subsequently be listed at the Stock Exchange, with a period of 6 (six) years as of the Issuance date (as defined herein under) with a purchase option as regulated under Article 5 and Article 6 of the Bond Trustee Agreement for the Principal Amount of the Bond of Rp. 815.000.000.000,00 (eight hundred fifteen billion rupiah);

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Official & Sworn Translation

2.	Whereas to issue the Syariah Ijarah Bond, the Issuer shall prepare the covenants as well as the amendments thereof that shall constitute an inseparable part of the Syariah Ijarah Bond Trustee Agreement require to fulfill the Ijarah financing transaction over the Ijarah Object that satisfies the syariah principal, among others based on the ijarah contract between the Issuer and the Trustee, where the Issuer assigns the benefit over Indosat’s Leased Circuit to the Trustee and the Trustee agrees that the value of the assigned benefit over the Ijarah Object will be handed over by the Issuer to the Trustee. Based on the ijarah contract and the Syariah Ijarah Bond Trustee Agreement, the Issuer shall act as the mu’jir (Lesee) and the Syariah Ijarah Bond Holder represented by the Trustee shall act as the mustajir (Lessor). Furthermore, based on the wakalah contract, the Syariah Ijarah Bond Holder, which in this case shall be represented by the Trustee as the muwakil (the person who appoints others) shall authorize the Issuer to act as its proxy in preparing and entering into an agreement or entering into an Ijarah contract with the user/lessor as the user of the Ijarah Object and with respect to the agreements that have been signed by the proxies of the third party as the user/lessor of the Ijarah Object, an agreement has been reached that it will not be necessary to resign the said agreement. In the ijarah contract between the Issuer and the Trustee, an agreement has been reached that the Issuer shall assign the value of benefit over the Ijarah Object of up to a total of Rp. 285.000.000.000,00 (two hundred billion Rupiah).

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Official & Sworn Translation

3.	Whereas within the framework of the Syariah Ijarah Bond Issuance, the Issuer has obtained an opinion from a Team of Syariah Experts and a syariah compliance statement from the National Syariah Board of the Indonesian Ulemas Council dated 14-04-2005 (fourteenth of April year two thousand five).

4.	Whereas with respect to the Syariah Ijarah Bond issuance, the Issuer has obtained a rating result pertaining to the Syariah Ijarah Bond from PT Pemeringkat Efek Indonesia (Pefindo), domiciled in Jakarta, with an id AA+ (sy) (double A plus (syariah), stable outlook) rank, as stated in its letter dated 18-04-2005 (eighteenth day of April year two thousand five) number: 185/PEF-Dir/V/2005.

5.	Whereas within the framework of the Public Offering of the Syariah Ijarah Bond, the Issuer has appointed PT Bank Rakyat Indonesia (Persero) Tbk as the Trustee in accordance to the Capital Market Law as well as Article 6 of Law Number 7 of 1992 (one thousand nine hundred ninety two) dated 25-03-1992 (twenty fifth of March one thousand nine hundred ninety two) concerning Banks as amended by Law Number 10 of 1998 (one thousand nine hundred ninety eight) dated 10-11-1998 (tenth of November one thousand nine hundred ninety eight) concerning the Amendment to Law Number 7 of 1992 (one thousand nine hundred ninety two).

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Official & Sworn Translation

6.	Whereas in accordance to the provisions under Article 70 paragraph 1 of the Capital Market Law and Regulation Number IX.A.2. concerning Registration Procedure Within the Framework of Public Offering as stated in the Attachment to the Decree of the Chairman of the Capital Market Supervisory Board (BAPEPAM) Number: Kep-25/PM/2003 dated 17-07-2003 (seventeenth of July year two thousand three), in issuing and performing this Public Offering:

(a)	The Issuer must and therefore has submitted a Registration Statement to the Chairman of BAPEPAM;

(b)	The said Registration Statement must become effective;

Whereas in relation to the Issuer’s plan to register the Syariah Ijarah Bond with the Stock Exchange, the Issuer must fulfill the Stock Exchange’s listing requirements in accordance to the prevailing laws and regulations.

7.	Whereas in accordance to Article 52 of the Capital Market Law, the Trustee hereby has prepared and signed a Trustee Agreement that sets forth in detail all of the rights and obligations of the Issuer, Syariah Ijarah Bond Holder and the Trustee;

8.	Whereas within the framework of the Public Offering of the Syariah Ijarah Bond, the Issuer has appointed PT. ANDALAN ARTHA ADVISINDO SEKURITAS, domiciled in Jakarta, as the Syariah Ijarah Bond Lead Underwriter who will be responsible for the execution and implementation of the Public Offering of the Syariah Ijarah Bond, and PT. ANDALAN ARTHA ADVISINDO SEKURITAS has accepted the appointment to become the Syariah Ijarah Bond Lead Underwriter, one unto another as set forth in the Syariah Ijarah Bond Year 2005 Underwriting Agreement.

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Official & Sworn Translation

9.	Whereas with respect to the Public Offering of the Syariah Ijarah Bond, the Issuer has approved the appointment of:

•	PT ANDALAN ARTHA ADVISINDO SEKURITAS

•	PT BNI SECURITIES

•	PT CIMB NIAGA SECURITIES

•	PT DANAREKSA SEKURITAS

All of whom are domiciled in Jakarta as the Syariah Ijarah Bond Underwriters (as defined herein below) who hereby agrees to underwrite on a full commitment basis to purchase the remaining Syariah Ijarah Bond that have not been purchased by the Public (as defined herein below) based on the terms and conditions set out under the Syariah Ijarah Bond Underwriting Agreement Year.

10.	Whereas in relation to this Public Offering, the Issuer has appointed the KSEI (as defined herein below), a limited liability company domiciled in Jakarta to act as the Paying Agent in accordance to the provisions of the Paying Agent Agreement dated 03-05-2005 (third day of May year two thousand five) number: SP-012/AP-Syrh/KSEI/0505, privately drawn, duly stamped.

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Official & Sworn Translation

11.	Whereas within the framework of this Public Offering, the Issuer will employ the collective depository service of the KSEI in accordance to the provisions of the KSEI Regulation and the Agreement on the Registration of the Syariah Ijarah Bond with the KSEI dated 03-05-2005 (third day of May year two thousand five), number: SP-012/PO-Syrh/KSEI/0505, privately drawn, duly stamped.

12.	Whereas the Trustee Agreement has not sufficiently regulated matters regarding the Installment of the Ijarah Repayment, Compensation for Losses Due to Delays and in accordance to the request of the competent authority, it is necessary to add and/or amend the Syariah Ijarah Bond Trustee Agreement.

Given the foregoing premises, the appearing parties acting in their respective capacity, hereby wish to enter into and/or add provisions in the deed dated 03-05-2005 (third day of May year two thousand five) number: 3, drawn before Missus INDAH FATMAWATI, Bachelor of Law, the then substitute of me, Notary, and recompile them based on the following terms and conditions:

Article 1

DEFINITION

Unless expressly stipulated otherwise, the words written beginning with a capital alphabet in this Syariah Ijarah Bond Underwriting Agreement shall be defined in accordance to the definition assigned next to the pertinent term:

1.1.	“Affiliation” pursuant to the Capital Market Law shall mean:

(a)	family ties due to marriage and ancestry up to the second degree, either horizontally or vertically;

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Official & Sworn Translation

(b)	relationship between the party and the employee, Director or Commissioner of the said party;

(c)	relationship between 2 (two) companies where the same person or people serve as one or more members of their Board of Directors or Board of Commissioners;

(d)	relationship between the company and the party controlling or controlled directly or indirectly by the said company;

(e)	relationship between 2 (two) companies that are under the mutual control, either directly or indirectly, by one party; or

(f)	relationship between the company and the major shareholder.

1.2.	“Paying Agent” shall mean KSEI, appointed by virtue of a written agreement by the Issuer, and is obligated to assist in implementing the payment of the Installment for the Ijarah Repayment and the settlement of the Balance of Ijarah Repayment along with Compensation for Losses Due to Delays (if any) to the Syariah Ijarah Bond Holder through the Account Holder for and on behalf of the Issuer after the Paying Agent receives the said fund from the Issuer, with the rights and obligations as regulated under the Paying Agent Agreement.

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Official & Sworn Translation

1.3.	“Collateral and Securities” shall mean all form of collateral and securities over the property, asset and revenues of certain parties provided in relation to its obligations or the obligations of other party, including but not limited to security rights, mortgage, pledge, fiduciary, joint and several guarantee and/or corporate guarantee.

1.4.	“Permitted Collateral and Securities” shall mean:

a).	The Collateral and Securities of the Issuer or Subsidiary Company that are existing and/or undergoing the process of being provided as securities at the time this deed is signed, under the condition that if the said assets used as the object of Collateral and Securities have been released as securities, then the said assets may be subjected again as Collateral and Securities for the interest of parties other than the Syariah Ijarah Bond Holder;

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Official & Sworn Translation

b).	The Collateral and Securities of the party merging into the Issuer or the Subsidiary Company or from the party who has become the Subsidiary Company of the Issuer, under the condition that the said Collateral and Securities have existed before the said party merges or becomes the Subsidiary Company of the Issuer, and if the assets used as the object of Collateral and Securities have been released as securities, one unto another as a consequence of the merger between the Issuer and the Subsidiary Company, then the said assets may be subjected again as Collateral and Securities for the interest of parties other than the Syariah Ijarah Bond Holder;

c).	The Collateral and Securities provided for the tender or deposit process, or to secure the payment of tax, custom, or lease;

d).	The Collateral and Securities provided to secure certain obligations relating to the trade payable of the Issuer or the Subsidiary Company reasonably incurred during the course of their respective day to day business;

e).	The Collateral and Securities in relation to an allocation of payable tax reserve;

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Official & Sworn Translation

f).	The Collateral and Securities to finance the procurement of assets via credit in general, export or supplier credit, as well as vendor financing or leasing, where the said assets shall become the object of the Collateral and Securities for the said financing purpose and in the event of any requirement of additional Collateral and Securities within the framework of the said financing, then the provision of the said additional Collateral and Securities shall be permitted to the extent that the said additional Collateral and Securities are given at a reasonable value in accordance to the general practice in the banking sector.

g).	The Collateral and Securities incurred due to a court decision that has obtained a permanent legal strength or that has been executed by the authorized legal apparatus;

h).	The Collateral and Securities provided within the framework of financing the implementation of the cooperation project between the Issuer or the Subsidiary Company and another party where the financing for the said project is provided by another party (including the party with him the Issuer or the Subsidiary Company is cooperating with);

i).	The Collateral and Securities over the other assets from the Issuer incurred from the business development or expansion of the Issuer of which value shall not exceed 10% (ten percent) of the total assets of the Issuer as stated in the most recent audited financial statement of the Issuer.

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Official & Sworn Translation

1.5.	“Subsidiary Company” shall mean the companies that:

(a).	ownership over the shares either directly or indirectly controlled by the Issuer in the amount of at least 50% (fifty percent) of the total shares issued in the concerned company; and

(b).	of which financial statement is consolidated with the Issuer in accordance to the standard financial accounting statement applying in Indonesia.

1.6.	“Custodian Bank” shall mean the commercial bank that has obtained Bapepam’s approval to engage business as a Custodian.

1.7.	“BAPEPAM” shall mean the Capital Market Supervisory Agency as referred to in article 3 paragraph 1 of the Capital Market Law.

1.8.	“Stock Exchange” shall mean the stock exchange as defined in Article 1 point 4 of the Capital Market Law, in this case organized by PT Bursa Efek Surabaya, domiciled in Surabaya, where the Syariah Ijarah Bond is listed.

1.9.	“Installment of the Ijarah Repayment” shall mean a portion of the Ijarah Repayment payable by the Issuer to the Syariah Ijarah Bond Holder in return for the benefit received by the Issuer based on the ijarah contract, of which payment shall be made on each Payment Date for the Installment of the Ijarah Repayment pursuant to the provisions under this deed.

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Official & Sworn Translation

1.10.	“List of the Account Holder” shall mean the list issued by the KSEI that sets out information concerning the ownership of the Syariah Ijarah Bond by the entire Syariah Ijarah Bond Holder through the Account Holder in the KSEI that sets out among others information regarding the name, amount of ownership of the Syariah Ijarah Bond, tax status and nationality of the Account Holder and/or Syariah Ijarah Bond Holder based on the data provided by the Account Holder to the KSEI.

1.11.	“Issuance Document” shall mean:

(a)	Syariah Ijarah Bond Trustee Agreement;

(b)	Syariah Ijarah Bond Underwriting Agreement;

(c)	Paying Agent Agreement;

(d)	Agreement on the Registration of the Syariah Ijarah Bond with the KSEI;

(e)	Preliminary Agreement to List the Securities between the Issuer and the Stock Exchange to list the Syariah Ijarah Bond on the Stock Exchange;

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Official & Sworn Translation

along with the entire amendment, supplement and renewal and other documents required by the authorized institution.

1.12.	“EBITDA” shall mean the net consolidated profit plus the interest expense, income tax, depreciation and amortization.

1.13.	“Securities” shall mean securities namely note of acknowledgment of indebtedness, commercial paper, share, bond, debenture, Participation Unit of the Collective Investment Contract, Time Securities Contract and any of its derivative thereof.

1.14.	“Effective” shall mean the fulfillment of the entire procedures and requirements of the Registration Statement stipulated under article 74 of the Capital Market Law in conjunction with the BAPEPAM Regulation Number IX.A.2. Attachment to the Decree of the Chairman of BAPEPAM number: Kep-25/PM/2003 dated 17-07-1003 (seventeenth day of July year two thousand three) concerning Registration Procedure Within the Framework of a Public Offer, namely:

a.	on the basis of the lapse of time, namely:

(i)	45 (forty five) days as of the receipt of the complete Registration Statement by BAPEPAM; or

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Official & Sworn Translation

(ii)	45 (forty five) days as of the date of fulfillment of the most recent amendment submitted by the Issuer or as requested by BAPEPAM; or

b.	on the basis of the effective statement from the BAPEPAM that no further statements are required;

under the condition that the Registration Statement must become Effective no later than 30-06-2005 (thirtieth day of June year two thousand five).

1.15.	“Issuance” shall mean a public offering of the Syariah Ijarah Bond by the Issuer to be offered and sold to the Public through the Public Offering.

1.16.	“Issuer” shall mean PT INDOSAT Tbk, domiciled in Jakarta.

1.17.	“Banking Day” shall mean the day when the Bank of Indonesia carries out the inter bank clearing activity.

1.18.	“Trading Day” shall mean the day when the Securities trading is carried out at the Stock Exchange, namely Monday to Friday, except for national holidays or days that have been declared to be a holiday by the Stock Exchange.

1.19.	“Calendar Day” shall mean each day within a period of one year in accordance to the Gregorian calendar, without any exception.

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Official & Sworn Translation

1.20.	“Business Day” shall mean Monday to Friday except for national holidays, or any other holiday as stipulated by the Government of the Republic of Indonesia.

1.21.	“Ijarah Repayment” shall mean all of the monies payable by the Issuer to the Syariah Ijarah Bond Holder in relation to the Issuance pursuant to the Issuance Document, in the form of Installments of the Ijarah Repayment, the Balance of the Ijarah Repayment and Compensation for the Losses Due to Delays (if any) payable by the Issuer from time to time during the term of the Syariah Ijarah Bond Underwriting Agreement.

1.22.	“Outstanding Amount” shall mean all of the monies payable by the Issuer to the Bond Holder in relation to or based on the Bond issued and offered via the Public Offer, either in the form of the Principal Amount of the Bond, Bond Interest or penalty and payment obligation or other refunds (if any), which is payable from time to time.

1.23.	“Issuer’s Restructuring Activity” shall mean the restructuring action to be carried out by the Issuer and the Subsidiary Company from time to time within the framework if becoming a cellular focused integrated full network and service provider consisting of:

(i)	the act of selling, leasing or otherwise assigning the assets and business of the Issuer in the Main Business Activity of the Issuer (including but not limited to assigning all of the agreements and contractual rights) to the Subsidiary Company of the Issuer and to sell the shares of the Issuer in the said Subsidiary Company to the extent that it will not render the share ownership of the Issuer in the said Subsidiary Company to be less than 51% (fifty one percent);

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Official & Sworn Translation

(ii)	the act of merging the business between the Subsidiary Companies;

(iii)	the act of selling, purchasing or otherwise restructuring the share ownership or ownership of the Issuer or the Subsidiary Company outside of the Main Business activity of the Issuer;

(iv)	other act that must be carried out due to changes in the legislation or policies of the Government of the Republic of Indonesia.

1.24.	“Ijarah Repayment” shall mean all of the monies payable by the Issuer to the Syariah Ijarah Bond Holder in relation to the Issuance pursuant to the Issuance Document, in the form of Installments of the Ijarah Repayment, the Balance of the Ijarah Repayment and Compensation for the Losses Due to Delays (if any) payable by the Issuer from time to time during the term of the Syariah Ijarah Bond Underwriting Agreement.

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Official & Sworn Translation

1.25.	“Issuer’s Main Business Activity” shall mean the main business activity of the Issuer in the telecommunication and informatics sector comprising of:

a.	business and/or activity of providing and serving the telecommunication as well as informatics network and/or service;

b.	planning service, development of the facilities, provision of the telecommunication facility as well as informatics including the provision of supporting resources;

c.	the operational service (comprising of marketing as well as sales of telecommunication as well as informatics network and/or service provided by the Issuer), maintenance, research, development of the means of telecommunication and/or telecommunication facility, as well as informatics, the provision of education and training either domestically as well as overseas;

d.	services relating to the telecommunication as well as informatics network and/or service development.

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Official & Sworn Translation

1.26.	“Event of Default” shall mean one or more than one events referred to in Article 12 of the Syariah Ijarah Bond Trustee Agreement.

1.27.	“Written Confirmation” shall mean the written confirmation report and/or Syariah Ijarah Bond balance report in the Securities Account published by the KSEI or the Account Holder based on the agreement to open the Securities Account and the said confirmation shall serve as the basis to pay the Installments of the Ijarah Repayment, the refund of the Balance of the Ijarah Repayment and other rights relating to the Syariah Ijarah Bond.

1.28.	“Written Confirmation for RUPOS” or “KTUR” shall mean the document confirming the ownership of the Syariah Ijarah Bond issued by the KSEI to the Syariah Ijarah Bond Holder through the Account Holder, especially for the purpose of attending the RUPOS or filing a request to convene the RUPOS.

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Official & Sworn Translation

1.29.	“Compensation for Losses Due to Delay” shall mean the amount payable by the Issuer to the Syariah Ijarah Bond Holder as a result of any negligence or delay of the Issuer in fulfilling the payment obligation with respect to the Installments of the Ijarah Repayment and/or refund of the Balance of the Ijarah Repayment where in this case there is no element of error from the Syariah Ijarah Bond Holder and the Syariah Ijarah Bond Holder suffered detrimental impacts due to the said negligence or delay. The amount of Compensation for the Losses Due to Delays, payments of the Installments of the Ijarah Repayment shall be Rp. 3.325.000,00 (three million three hundred twenty five thousand rupiah) per day and for the delay in the refund of the Balance of the Ijarah Repayment shall be Rp. 110.833.340,00 (one hundred ten million eight hundred thirty three thousand three hundred forty rupiah) per day. In the event the value of the Balance of the Ijarah Repayment is more superior or inferior, then the value of the Losses Due to Delays for the said payment shall be proportionally adjusted.

1.30.	“KSEI” shall mean PT Kustodian Sentral Efek Indonesia, domiciled in Jakarta, namely a limited liability company that has obtained a business permit from BAPEPAM to engage in activities as a Depository and Settlement Agency engaging in central custodian activities for the Account Holder within the framework of this Syariah Ijarah Bond Issuance, whose duty is to deposit and administrate the deposit of Syariah Ijarah Bond pursuant to the Agreement on the Registration of the Syariah Ijarah Bond with the KSEI and functions as the Paying Agent pursuant to the Paying Agent Agreement.

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Official & Sworn Translation

1.31.	“Custodian” shall mean the party who provided the Securities depository service and other assets relating to the Securities and other services including receiving the installments for the ijarah repayment and other rights, settling the Securities transaction and representing the Account Holder who has become their customers in accordance to the provisions of the Capital Market Law, comprising the KSEI, Securities Company and the Custodian Bank.

1.32.	“Public” shall mean individuals, be it Indonesian Citizen as well as Foreign Citizen and/or legal entities, either the Indonesian legal entities as well as foreign legal entities who are residing/domiciled in Indonesia as well as those residing/domiciled overseas.

1.33.	“Adjusted Consolidated Capital” shall mean the consolidated (equity) capital of the Issuer deducted with the non tangible asset.

1.34.	“Bond” shall mean the “INDOSAT BOND IV YEAR 2005 WITH FIXED INTEREST RATE” that constitutes a debenture commercial paper issued by the Issuer to the Bond Holder as evidenced by the Jumbo Bond Certificate, under the requirements as specified in Article 5 of the Trustee Agreement and registered in the KSEI Collective Depository pursuant to the Agreement on the Bond Registration at the KSEI.

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Official & Sworn Translation

1.35.	“Syariah Ijarah Bond” shall mean the “INDOSAT SYARIAH IJARAH BOND YEAR 2005” that constitutes a long term commercial paper issued by the Issuer to the Bond Holder as evidenced by the Jumbo Syariah Ijarah Bond Certificate in accordance to the provisions under Article 5 of the Syariah Ijarah Bond Trustee Agreement and registered with the KSEI Collective Deposit pursuant to the Agreement on the Registration of the Syariah Ijarah Bond at the KSEI.

1.36.	“Ijarah Object” shall mean the assignment of benefits over the (bandwidth) circuit owned by the Issuer of 80 (eighty) Megahertz used by the Issuer within the framework of implementing the Indosat world line service (IWL).

1.37.	“Syariah Ijarah Bond Holder” shall mean the Public who invested their funds in the Syariah Ijarah Bond and receives benefit over a portion or the entire Syariah Ijarah Bond consisting of:

(a)	The Account Holder who has made direct investment in the Syariah Ijarah Bond; and/or

(b)	The Public outside of the Account Holder who have invested in the Syariah Ijarah Bond through the Account Holder.

Translated from Bahasa Indonesia to English	27

Official & Sworn Translation

1.38.	“Account Holder” shall mean the party whose name is registered as the owner of the Securities Account at the KSEI, comprising of the Custodian Bank or Securities Company or other parties approved by the KSEI, with due regard to the Capital Market Law and the KSEI regulation.

1.39.	“Public Offering” shall mean the activity of offering the Syariah Ijarah Bond by the Issuer to the Public according to the procedure regulated in the Capital Market Law, its implementing regulations, and other relevant provisions, and according to the provisions set out under the Syariah Ijarah Bond Underwriting Agreement.

1.40.	“Collective Deposit” shall mean the depository service with respect to the Syariah Ijarah Bond that is jointly owned by more than one party whose interest is represented by the custodian as referred to in the Capital Market Law.

1.41.	“Syariah Ijarah Bond Underwriter” shall mean the parties entering into an agreement with the Issuer to carry out the Public Offering for the Issuer’s interest and each party guarantees on a full commitment basis to purchase and pay the balance of the Syariah Ijarah Bond that have not been subscribed by the Public in accordance to the provisions of the Syariah Ijarah Bond Underwriting Agreement.

Translated from Bahasa Indonesia to English	28

Official & Sworn Translation

1.42.	“Syariah Ijarah Bond Lead Underwriter” shall mean the party who is responsible for the execution and implementation of the Issuance in accordance to the provisions of the Capital Market Law, which in this case is PT ANDALAN ARTHA ADVISINDO SEKURITAS, in accordance to the terms and conditions under the Syariah Ijarah Bond Underwriting Agreement.

1.43.	“Paying Agent Agreement” shall mean the Agreement entered between the Issuer and KSEI, concerning the implementation of the payment for the Installments of the Ijarah Repayment as well as the refund of the Balance of the Ijarah Repayment privately drawn and duly stamped, of which original has been shown to me, Notary, along with any future amendments, addendums and/or revisions thereof that are validly made by the concerned parties.

1.44.	“Syariah Ijarah Bond Underwriting Agreement” shall mean the Agreement that has been entered between the Issuer and the Syariah Ijarah Bond Lead Underwriter along with any future amendments and/or addendums and/or revisions thereof that are validly made by the concerned parties.

1.45.	“Trustee Agreement” shall mean the agreement entered between the Issuer and the Trustee in relation to the Bond along with its attachment and/or any future amendments and/or addendums and/or revisions that are validly made by the concerned parties.

Translated from Bahasa Indonesia to English	29

Official & Sworn Translation

1.46.	“Syariah Ijarah Bond Trustee Agreement” shall mean the agreement entered between the Issuer and the Trustee as stated in the deed dated 03-05-2005 (third day of May year two thousand five) number 1 and this deed along with any future amendments and/or addendums and/or revisions that are validly made by the concerned parties.

1.47.	“Agreement on the Registration of the Syariah Ijarah Bond with the KSEI” shall mean an agreement entered between the Issuer and the KSEI dated on this day, privately drawn and duly stamped, along with any future amendments and/or addendums and/or revisions that are validly made by the concerned parties.

1.48.	“Registration Statement” shall mean the registration statement and delivery of the documents to BAPEPAM by the Issuer and the Syariah Ijarah Bond Lead Underwriter within the framework of the Public Offering for the Syariah Ijarah Bond, in compliance and in accordance to the provisions of the Capital Market Law.

1.49.	“Securities Company” shall mean the party engaging in business activity as an Underwriter, Stock Broker, and/or Investment Manager as referred to in the Capital Market Law.

Translated from Bahasa Indonesia to English	30

Official & Sworn Translation

1.50.	“Affiliated Company” shall mean the companies where the Issuer has share participation in.

1.51.	“Loan” shall mean the entire debts of the Issuer to another party including to the Affiliated party containing the interest payment obligation payable by the Issuer at a certain time.

1.52.	“Permitted Receivables” shall mean the loan or credit granted by the Issuer or Subsidiary Company:

(a)	to the party whose financial statement is merged into the financial statement of the Issuer or the Subsidiary Company;

(b)	that has been given before this agreement is signed with the specification as stated in the financial statement as per 31-12-2004 (thirty first day of December year two thousand four);

(c)	constitutes an advance payment or loan that represents an ordinary trade payable and is normally given in relation to the day to day business activities of the Issuer or the Subsidiary Company;

(d)	to the employees of the Issuer in accordance to the policies of the Issuer (to avoid doubt, the said loan was granted by the Issuer); and

(e)	to the employees of the Subsidiary Company, in accordance to the policies of the Subsidiary Company (to avoid doubt, the said loan was granted by the Subsidiary Company).

Translated from Bahasa Indonesia to English	31

Official & Sworn Translation

1.53.	“Principal Amount of the Bond” shall mean the total principal amount of the loan/indebtedness of the Issuer to the Bond Holder pursuant to the Bond, which at the Issuance Date has a principal value of Rp. 815.000.000.000,00 (eight hundred fifteen billion rupiah) with due regard to the provisions of Article 5 and Article 6 of the Trustee Agreement.

1.54.	“Prospectus” shall mean the prospectus prepared and issued by the Issuer jointly with the Syariah Ijarah Bond Lead Underwriter within the framework of the Issuance in accordance to the provisions of Article 1 point 26 of the Capital Market Law, in conjunction with the Regulation Number IX.C.2 of the Attachment to the Decree of the Chairman of BAPEPAM dated 17-01-1996 (seventeenth of January one thousand nine hundred ninety six) Number: Kep-51/PM/1996.

1.55.	“Securities Account” shall mean the account stating the recorded position of the Syariah Ijarah Bond and/or fund owned by the Syariah Ijarah Bond Holder administrated by the KSEI or the Securities Account Holder pursuant to the Securities Account opening contract signed by the Syariah Ijarah Bond Holder.

Translated from Bahasa Indonesia to English	32

Official & Sworn Translation

1.56.	“RUPOS” shall mean the General Meeting of the Syariah Ijarah Bond Holders as regulated under Article 13 of the Syariah Ijarah Bond Trustee Agreement.

1.57.	“Transfer Unit” shall mean the unit of Syariah Ijarah Bond that can be transferred and traded from one Securities Account to another Securities Account, namely a total of Rp. 50.000.000,00 (fifty million rupiah) or its multiplied amount.

1.58.	“Jumbo Syariah Ijarah Bond Certificate” shall mean the evidence for the issuance of the Syariah Ijarah Bond deposited in the Collective Deposit of the KSEI issued in the name of the KSEI for the interest of the Syariah Ijarah Bond Holder.

1.59.	“Balance of the Ijarah Repayment” shall mean a portion of the assignment of the benefits payable by the Issuer to the Syariah Ijarah Bond Holder on the Issuance Date of Rp. 285.000.000.000,00 (two hundred eighty five billion rupiah) with due regard to the provisions of articles 5 and 6 of the Syariah Ijarah Bond Trustee Agreement.

1.60.	“Issuance Date” shall mean the date of distribution of the Syariah Ijarah Bond into the Securities Account of the Syariah Ijarah Bond Lead Underwriter at the KSEI based on the delivery of the Jumbo Syariah Ijarah Bond Certificate by the Issuer to the KSEI, which also constitutes as the Payment Date.

Translated from Bahasa Indonesia to English	33

Official & Sworn Translation

1.61.	“Repayment Date of the Balance of the Ijarah Repayment” shall mean the maturity date and when the entire Balance of the Ijarah Repayment can be collected, with due regard to Article 5 of the Syariah Ijarah Bond Trustee Agreement.

1.62.	“Payment Date” shall mean the payment date of the proceeds from the Issuance of the Syariah Ijarah Bond by the Syariah Ijarah Bond Underwriter to the Issuer through the Syariah Ijarah Bond Lead Underwriter with due observance to the provisions under the Syariah Ijarah Bond Underwriting Agreement.

1.63.	“Payment Date of the Installments of the Syariah Ijarah Bond” shall mean the maturity dates for the payment of the Installments of the Syariah Ijarah Bond to the rightful Syariah Ijarah Bond Holder, which is determined based on the List of Account Holders with due regard to the provisions of Article 5 of the Syariah Ijarah Bond Trustee Agreement.

1.64.	“Capital Market Law” shall mean the Law of the Republic of Indonesia number 8 of 1995 (one thousand nine hundred ninety five) concerning Capital Market.

1.65.	“Trustee” shall mean PT Bank Rakyat Indonesia (Persero) Tbk, domiciled in Jakarta or its substitute, acting for its own behalf and pursuant to the Trustee Agreement representing the interests of the entire Syariah Ijarah Bond Holders.

Translated from Bahasa Indonesia to English	34

Official & Sworn Translation

Article 2

USE OF THE PROCEEDS FROM THE ISSUANCE OF THE SYARIAH IJARAH BOND

2.1.	The proceeds from the Public Offering of the Syariah Ijarah Bond after deducted with the Issuance costs shall be used by the Issuer for the Issuer’s capital expense within the framework of the Issuer’s business expansion through the development of the Issuer’s cellular network.

2.2.	In accordance to the BAPEPAM Regulation Number: X.K.4 Attachment to the Decree of the Chairman of BAPEPAM Number: Kep-27/PM/2003 dated 17-07-2003 (seventeenth day of July year two thousand three) concerning the Realization Report on the Usage of the Proceeds From the Public Offering, the Issuer shall be obligated to report the realization on the use of the proceeds from the Public Offering on a periodical basis to the BAPEPAM, Trustee and the National Syariah Board every 3 (three) months and account for the realization on the use of proceeds from the said Public Offering to the Annual General Meeting of Shareholders until all of the proceeds from the Public Offering of the Syariah Ijarah Bond are used entirely unless determined otherwise in the BAPEPAM Regulation.

Translated from Bahasa Indonesia to English	35

Official & Sworn Translation

2.3.	In the event the Issuer wishes to change the use of the proceeds from the Public Offering of the Syariah Ijarah Bond, then the said plan must first be reported to the BAPEPAM by providing the reasons as well as considerations thereof and must obtain a prior approval from the RUPOS and the Trustee.

2.4.	In the event of any remaining proceeds from the Public Offering of the said Syariah Ijarah Bond, before it is used or after it is used, then the said proceeds shall be included into a special account in one of the Syari’ah Bank at the Issuer’s domicile.

Article 3

APPOINTMENT, DUTIES, RIGHTS AND OBLIGATIONS OF THE TRUSTEE

3.1.	Based on and in accordance to the provisions under the Syariah Ijarah Bond Trustee Agreement, the Issuer hereby appoints PT Bank Rakyat Indonesia (Persero) Tbk to perform its duties as a trustee within the framework of the Issuance and PT Bank Rakyat Indonesia (Persero) Tbk hereby duly accepts the appointment as a trustee within the framework of the Issuance, based on the conditions stated in the Syariah Ijarah Bond Trustee Agreement and without prejudice to the provisions of the prevailing legislations in the Republic of Indonesia in relation to its duties and obligations as the trustee in an Issuance.

Translated from Bahasa Indonesia to English	36

Official & Sworn Translation

3.2.	The Main Duties of the Trustee are:

a.	to represent the interests of the Syariah Ijarah Bond Holder either before or outside of the court of justice in performing a legal act relating to the interest of the Syariah Ijarah Bond Holder pertaining to the implementation of the rights and obligations of the Syariah Ijarah Bond Holder in accordance to the Issuance requirements, with due observance to the provisions stated in the Syariah Ijarah Bond Trustee Agreement and based on the prevailing legislations in the Republic of Indonesia and the KSEI regulation in relation to the Issuance. The duties of the Trustee to represent the Syariah Ijarah Bond Holder shall enter into effect as of the Issuance Date up to the settlement of the Ijarah Repayment.

b.	possesses a good integrity in performing their duties and obligations as a trustee to supervise and monitor the implementation of the Issuer’s obligations in relation to the interest of the Syariah Ijarah Bond Holder based on the Syariah Ijarah Bond Trustee Agreement, to perform its duties with full responsibility, prudently, and must act wisely for the best interest of the Syariah Ijarah Bond Holder.

Translated from Bahasa Indonesia to English	37

Official & Sworn Translation

c.	be held accountable to the Bond Holder for any losses incurred due to negligence, misconduct or other acts that are detrimental to the interest of the Bond Holder in the event of any conflict of interest that arose due to the actions of the Trustee in performing its duties as the trustee as stated in the Trustee Agreement.

3.3.	With due observance to the provisions under paragraph 3.2 of this article, then other rights and obligations of the Trustee shall be, among others, as follows:

a.	The Trustee shall be entitled to trust every document that it deems to be original and valid and has been signed, delivered or prepared by a party or parties who is/are truly entitled to represent, pertaining to all matters relating to the Written Confirmation and/or KTUR issued and conforms to the specifications issued by the KSEI according to the Syariah Ijarah Bond Trustee Agreement and is not accountable to the other parties as a consequence of the said trust and is not accountable to the Issuer or the Syariah Ijarah Bond Holder or any other parties due to reasons declaring the validity of a Written Confirmation and/or KTUR filed by the Syariah Ijarah Bond Holder but was later discovered to be false or invalid after the Trustee verified it with the specifications provided by the KSEI.

Translated from Bahasa Indonesia to English	38

Official & Sworn Translation

b.	The Trustee shall be entitled to evaluate the use of the proceeds from the Issuance and the Public Offering of the Syariah Ijarah Bond by the Issuer, under the condition that the performance of such evaluation shall not reduce the obligations of the Issuer based on the Syariah Ijarah Bond or this Syariah Ijarah Bond Trustee Agreement.

c.	The Trustee shall be entitled to receive and therefore the Issuer shall be obligated to provide a photocopy of the proof of payment in relation to the payment of the Installments of the Ijarah Repayment and/or refund of the Balance of the Ijarah Repayment and Compensation for the Losses Due to Delays (if any) on the same day as the time the said payment is made.

d.	The Trustee shall be entitled to receive a notification from the KSEI pertaining to the amount of monies payable by the Issuer for the payment of the Installments of the Ijarah Repayment and the refund of the Balance of the Ijarah Repayment no later than 2 (two) Business Days before the Payment Date of the Installments of the Ijarah Repayment or the Repayment Date of the Balance of the Ijarah Repayment.

Translated from Bahasa Indonesia to English	39

Official & Sworn Translation

e.	The Trustee shall be entitled to receive a notification from the KSEI pertaining to the implementation of the payment of the Installments of the Ijarah Repayment or the refund of the Balance of the Ijarah Repayment, including in the event of non payment due to the failure or delay of the Issuer in providing sufficient fund, no later than 1 (one) Banking Day after the Payment Date of the Installments of the Ijarah Repayment and/or the Repayment Date of the Balance of the Ijarah Repayment.

f.	The Trustee shall be entitled to receive a list from the KSEI containing details of the KTUR along with the specifications and the specimens of the KTUR issued by the KSEI no later than 1 (one) Business Day before the RUPOS is convened.

g.	The Trustee shall be entitled to request that a limited audit be carried out by an independent auditor registered with the Bapepam and appointed by the Trustee in relation to an alleged violation during the implementation against the provisions of Article 11 of the Syariah Ijarah Bond Trustee Agreement, providing that the said request shall be made based on sufficient evidences including a quarterly financial statement indicating that a violation of the said provision has been committed by the Issuer.

Translated from Bahasa Indonesia to English	40

Official & Sworn Translation

h.	The Trustee shall be entitled to request the Issuer to provide a report on the Issuer’s preparedness to repay the Balance of the Ijarah Repayment and/or pay the Installments of the Ijarah Repayment and/or Compensation for Losses Due to Delays (if any) no later than 5 (five) Business Days before the Repayment Date of the Balance of the Ijarah Repayment and/or Payment Date of the Installments of the Ijarah Repayment, shall be hold accountable to the Syariah Ijarah Bond Holder for any losses due to the negligence, misconduct or other actions that are detrimental to the interest of the Syariah Ijarah Bond Holder in the event of any conflict of interests arising due to the action committed by the Trustee in performing its duties as the trustee as stated in the Syariah Ijarah Bond Trustee Agreement.

i.	The Trustee without prejudice to its obligations to always practice careful inspection, scrutiny and care, shall be entitled to trust each document that it deems original and valid and has been signed, delivered or prepared by a party or parties who is/are legally entitled to represent the Issuer or the Syariah Ijarah Bond Holder or the party who has been officially appointed by the Issuer or the Syariah Ijarah Bond Holder pertaining to all matters according to the Syariah Ijarah Bond Trustee Agreement and/or the documents referred to in the Syariah Ijarah Bond Trustee Agreement and shall not be held accountable to the other parties as a consequence of the said trust.

Translated from Bahasa Indonesia to English	41

Official & Sworn Translation

j.	The Trustee in taking measures to ensure that an Event of Default or potential Event of Default has taken place shall be entitled to assume that no Event of Default or potential Event of Default has taken place and that the Issuer still complies and implement all of its obligations under the Syariah Ijarah Bond Trustee Agreement, until the Trustee clearly ascertains that an Event of Default or potential Event of Default has taken place supported by sufficient evidences or receives express notification from the Issuer.

k.	in the event the Trustee commits negligence as referred to in Article 12 of the Syariah Ijarah Bond Trustee Agreement, then:

i.	The Trustee shall be entitled to ask the Issuer to bear the cost with due observance to the provisions of paragraph 3.5 of this article, to appoint another party to act in representation of the Trustee and/or to be asked for its opinion in relation to the implementation of the duties of the Trustee including to appoint a legal consultant, attorney, Notary, appraiser or other third parties and shall be entitled to trust and rely on the opinion of the said third parties as a basis for the Trustee in adopting the measures.

Translated from Bahasa Indonesia to English	42

Official & Sworn Translation

ii.	The Trustee shall be indemnified by the Syariah Ijarah Bond Holder from any responsibilities arising as consequence of the actions taken based on the opinion of the said third parties.

l.	The Trustee shall be obligated to openly provide complete information pertaining to its qualification as a Trustee in the Prospectus.

m.	The Trustee shall be obligated to provide a report to Bapepam and the Syariah Ijarah Bond Holder through the Stock Exchange in accordance to the provisions applying in the Capital Market sector in the event the Trustee knows with sufficient proof that:

i.	The Issuer has defaulted/breached the provisions stated in the Syariah Ijarah Bond Trustee Agreement, including the persistence of an event of default as regulated under Article 12 of the Syariah Ijarah Bond Trustee Agreement; or

ii.	an incident has occurred that may be detrimental to the interests of the Syariah Ijarah Bond Holder where based on the evidences that are generally accepted and applying for the banking industry, the Issuer is deemed no longer capable of managing or controlling a majority of or its entire assets thus it has a materially negative impact on the Issuer’s business operation.

Translated from Bahasa Indonesia to English	43

Official & Sworn Translation

o.	The Trustee shall be obligated to periodically analyze and monitor the development of the Issuer’s business management based on the financial statements and other statements relating to the Issuer’s business sector.

p.	The Trustee shall be obligated to summon the Syariah Ijarah Bond Holder and the Issuer as well as convene the RUPOS as regulated in Article 13 of the Syariah Ijarah Bond Trustee Agreement, before taking any action that requires the resolution of the RUPOS in accordance to the provisions of the Syariah Ijarah Bond Trustee Agreement.

q.	The Trustee shall be obligated to perform valid actions in accordance to the provisions under the Syariah Ijarah Bond Trustee Agreement as resolved by the Syariah Ijarah Bond Holders in the RUPOS and shall not be permitted to take actions that are contradictory to the instructions provided by the RUPOS or the resolution of the RUPOS.

r.	The Trustee shall be obligated to provide advice and take other actions that are normally performed by a trustee that is required by the Issuer in relation to the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	44

Official & Sworn Translation

s.	The Trustee shall be obligated to execute the resolutions adopted in the RUPOS in accordance to the provisions of the Syariah Ijarah Bond Trustee Agreement, however the Trustee shall not be responsible for any consequences that may arise due to the resolutions adopted in the said RUPOS, with the exception to the negligence or deliberate action of the Trustee.

t.	The Trustee shall be obligated to verify the KTUR submitted by the Syariah Ijarah Bond Holder based on the specification and list of KTUR issued and conveyed by the KSEI to the Trustee in accordance to the KSEI regulation and the prevailing legislations.

u.	The Trustee shall be obligated to provide a written notification concerning the conclusion of the RUPOS to the KSEI by the following Business Day so as to enable the revocation of the suspension of the Syariah Ijarah Bond by the KSEI.

v.	to perform its duties with full responsibility, care, and must act wisely for the best interest of the Bond Holder.

Translated from Bahasa Indonesia to English	45

Official & Sworn Translation

w.	the Trustee must request the Issuer to procure a ranking of the Syariah Ijarah Bond once every 1 (one) year and in the event of any material event that may affect the Issuer’s obligations as well as deliver the result of the said ranking to the Trustee within no later than 7 (seven) Business Days as of the procurement of the said ranking result by the Issuer.

3.4.	The Issuer shall release the Trustee from and indemnify the Trustee from any cost and expense that has been borne by the Trustee in relation to any claim as well as liability to pay any damage, Compensation for Losses Due to Delays, cost and expenses determined by the court by virtue of a ruling that has obtained a permanent legal strength in relation to the proper implementation of the rights, duties and obligations of the Trustee that are performed solely based on and in accordance to the provisions of the Syariah Ijarah Bond Trustee Agreement to the extent that the abovementioned said claim, damage, Compensation for Losses Due to Delays, costs and expenses were not incurred due to:

(i)	negligence or default of the Trustee in performing its rights, duties and obligations as the Trustee;

(ii)	a conflict of interest in its position as the Issuer’s creditor and the trustee as well.

(iii)	the resignation of the Trustee as referred to in paragraph 3.8 point c of this article; and/or

Translated from Bahasa Indonesia to English	46

Official & Sworn Translation

(iv)	the dismissal of the Trustee based on the defaults committed by the Trustee based on the provisions as referred to in the Trustee Agreement.

3.5.	The Trustee shall be obligated to first request an approval from the Issuer for the costs, costs borne, and other expenses borne by the Trustee arising due to the fulfillment of the obligations of the Issuer based on the Syariah Ijarah Bond Trustee Agreement and/or other agreements prepared in relation to this Issuance of the Syariah Ijarah Bond including the consultant’s fee. In the event that within 14 (fourteen) Business Days as of the receipt of the said request no response is received from the Issuer, then the Issuer shall automatically approve the said request and the Trustee shall be entitled to perform the matters applied for approval.

3.6.	The Trustee, members of the Board of Directors and/or members of the Board of Commissioners of the Trustee are not permitted to have any direct or indirect interest in the Issuer that may affect the position and/or implementation of its rights, duties and obligations as the Trustee, with the exception to those that are permitted by the BAPEPAM and notified to the KSEI and the Syariah Ijarah Bond Holder with due observance to the prevailing legislations in the Capital Market sector.

Translated from Bahasa Indonesia to English	47

Official & Sworn Translation

3.7.	The appointment of the Trustee shall enter into force as of the date this Syariah Ijarah Bond Trustee Agreement is signed, and the Trustee shall be obligated to perform its duties and obligations as the Trustee for the Syariah Ijarah Bond as of the Issuance Date with due observance to the prevailing legislations, up to the due settlement of the Balance of the Ijarah Repayment, without prejudice to the provisions set out in paragraph 3.8 and paragraph 3.13 of this article.

3.8.	In the event of one of the following event, the Trustee ceases to be the Trustee pursuant to the Syariah Ijarah Bond Trustee Agreement:

a.	The Trustee is dissolved by a judicial institution or by another official agency or the Trustee voluntarily dissolves itself or is dissolved by virtue or pursuant to the legislation.

b.	In the event of any bankruptcy ruling that has obtained a permanent legal strength or a liquidation of the Trustee, or a bankruptcy petition has been filed by the Trustee itself, or the Trustee filed a petition to postpone the debt repayment obligation.

Translated from Bahasa Indonesia to English	48

Official & Sworn Translation

c.	The Trustee filed a request to resign from its position as a trustee in writing to the Issuer and summons a RUPOS to file a resignation request, by stating the reasons thereof, and the said resignation request must be submitted at least 60 (sixty) Calendar Days in advance, however the Trustee shall only resign from its position as the trustee pursuant to the Syariah Ijarah Bond Trustee Agreement after this resignation request has been duly received by the RUPOS and upon appointment of the substitute trustee by the Issuer with the RUPOS’ Approval and has stated its approval to meet the terms and conditions of the Syariah Ijarah Bond Trustee Agreement in writing, and effectively commences to perform its duties.

d.	The Trustee is dismissed by the RUPOS as regulated in Article 13 paragraph 13.1 point b of the Syariah Ijarah Bond Trustee Agreement.

e.	All of the Ijarah Repayment has been paid by the Issuer in accordance to the Syariah Ijarah Bond Trustee Agreement to the Syariah Ijarah Bond Holder.

f.	Upon request from the Bapepam with the execution of the rights of the Bapepam as stated in the provisions of Article 102 paragraph 1 in conjunction with Article 102 paragraph 2 points d, e, f and g of the Capital Market Law towards the Trustee.

Translated from Bahasa Indonesia to English	49

Official & Sworn Translation

g.	In the event the Issuer fails to pay the Trustee fee and after the Trustee files 3 (three) consecutive written payment requests to the Issuer within a period of 90 (ninety) Calendar Days, the Trustee may then file a resignation request to the Issuer. The said resignation request must be submitted 60 (sixty) Calendar Days in advance in writing by stating the reasons thereof. With respect to the said resignation, the Issuer shall be responsible for the appointment of the substitute trustee and no later than 60 (sixty) Calendar Days after the receipt of the said letter of resignation, the Issuer shall be obligated to convene the RUPOS to report the proposed resignation of the Trustee to the Syariah Ijarah Bond Holder and propose the appointment of the substitute trustee who must be ready to undertake its position by the effective resignation of the Trustee. The Trustee may only be able to resign from its duties as the trustee based on the Syariah Ijarah Bond Trustee Agreement after the said resignation request is received by the RUPOS. The costs expended to convene the RUPOS must be borne by the Issuer. Nevertheless, the Issuer must settle the outstanding fee incurred as of the time the fee has not been paid up to the end of the appointment period of the Trustee.

Translated from Bahasa Indonesia to English	50

Official & Sworn Translation

3.9.	Without prejudice to paragraph 3.13 of this article, in the event the Trustee ceases to be a trustee due to one of the reasons stated in paragraph 3.8 of this article, the Trustee shall automatically cease to be a party to the Syariah Ijarah Bond Trustee Agreement.

3.10.	In the event the Trustee is dismissed, the Issuer must immediately appoint a substitute for the Trustee in accordance to the prevailing legislation. The Issuer undertakes that it will exert its maximum endeavor to appoint a substitute for the Trustee in such a manner thus at any time the interests of the Syariah Ijarah Bond Holder shall be represented by the Trustee according to the prevailing legislations.

3.11.	The Trustee who has been validly appointed according to the prevailing legislation and the Syariah Ijarah Bond Trustee Agreement must sign an amendment and/or supplement to the Syariah Ijarah Bond Trustee Agreement based on which the new trustee has received the said appointment under the terms and conditions that are substantially the same as those stated in the Syariah Ijarah Bond Trustee Agreement and the new trustee agreed to replace the legal position of the Trustee.

Translated from Bahasa Indonesia to English	51

Official & Sworn Translation

3.12.	No later than 2 (two) Business Days after the termination of the duties of the Trustee as regulated under paragraph 3.8 of this article, the Trustee must notify the Public by means of placing an announcement in 1 (one) daily newspaper published in the Indonesian language having national circulation.

3.13.	Upon occurrence of one of the events referred to in paragraph 3.8 of this article (with the exception of points (c), (d), and (e) of paragraph 3.8 of this article), the Trustee must account for its duties and obligations as the Trustee that it has performed within the framework of implementing the Syariah Ijarah Bond Trustee Agreement and other agreements entered in relation to this Issuance of the Syariah Ijarah Bond to the RUPOS and report it to the Bapepam and Issuer. To the extent that no accountability report has been duly accepted by the RUPOS and the Trustee has not received any acquit et de charge from the RUPOS, the Trustee shall continue to be legally accountable for the duties and obligations performed by it.

3.14.	In the event of an occurrence of any event as referred to in paragraph 3.8 point (e) of this article, the Trustee must provide a report to the Issuer and Bapepam pertaining to the duties and obligations that it has performed.

Translated from Bahasa Indonesia to English	52

Official & Sworn Translation

Article 4

FEE OF THE TRUSTEE

4.1.	In return of the Trustee’s service based on the provisions of the Syariah Ijarah Bond Trustee Agreement, the Issuer must pay a certain fee to the Trustee in accordance to the Issuer’s letter to the Trustee dated 18-03-2005 (eighteenth day of March year two thousand five) Number: B.213-KUI/TRY/IVB/03/2005, the original of which is shown to me, Notary, which constitutes an inseparable part of the Syariah Ijarah Bond Trustee Agreement.

4.2.	The Value Added Tax (VAT) for the abovementioned Trustee’s fee shall be borne and paid by the Issuer to the Trustee as a tax withholder in accordance to the tariff based on the prevailing legislations.

4.3.	The payment of the Trustee’s fee as referred to in paragraph 4.1 of this article must be carried out by the Issuer in 1 (one) payment that is made up front on an annual (yearly) basis, and initially the payment of the said Trustee’s fee must be made no later than 14 (fourteen) Calendar Days as of the Issuance Date and the subsequent payment must be made no later than the anniversary of the Issuance of the Syariah Ijarah Bond.

4.4.	In the event the stipulated payment date for the fee of the Trustee falls not on a Banking Day, then the said fee must be received by the Trustee on the next Banking Day.

Translated from Bahasa Indonesia to English	53

Official & Sworn Translation

4.5.	In the event on the payment date for the said fee under this article, it transpires that the Issuer has failed to perform such payment, then the Issuer on the day the collection is made by the Trustee, must immediately pay the said payable amount plus the Compensation for Losses Due to Delays calculated based on the number of days that have lapsed on the basis of 1 (one) year consisting of 360 (three hundred sixty) Calendar Days and 1 (one) month consisting of 30 (thirty) Calendar Days.

4.6.	The amount of Trustee’s fee at any time shall be calculated based on the amount of the initial Balance of the Ijarah Repayment issued on the Issuance Date, or circulating when the Trustee’s fee payment obligation falls due. If the Issuer exercises the Buy Back or Purchase option thus causing the full repayment of the Syariah Ijarah Bond, the Syariah Ijarah Bond Trustee Agreement shall then end and the Trustee’s fee shall no longer exist.

4.7.	In the event the Trustee resigns before the Trustee’s duties are concluded in accordance to the agreed time period, then the fee of the Trustee that has been paid for the relevant year shall be returned by the Trustee in proportion to the number of days where the Trustee has failed to perform its duties during the relevant year.

Translated from Bahasa Indonesia to English	54

Official & Sworn Translation

Article 5

SYARIAH IJARAH BOND REQUIREMENTS

The Issuer warrants and undertakes to the Trustee as the proxy of the Syariah Ijarah Bond Holder (this warranty and undertaking is prepared and binds the Issuer to every Syariah Ijarah Bond Holder), that the Issuer will issue the Syariah Ijarah Bond or carry out the Issuance under the following requirements:

5.1.	To issue the Syariah Ijarah Bond at the Balance of the Ijarah Repayment value that has been issued of up to Rp. 285.000.000.000,00 (two hundred eighty five billion rupiah) and the Syariah Ijarah Bond shall be issued under the name of the INDOSAT SYARIAH IJARAH BOND YEAR 2005, and registered in the KSEI Collective Depository pursuant to the Agreement to the Register the Bond with the KSEI.

5.2.	The Syariah Ijarah Bond shall be issued in scriptless form and shall be offered at 100% (one hundred percent) of the Nominal Value of the Syariah Ijarah Bond, for a period of 6 (six) years as of the Issuance Date with a purchase option.

Translated from Bahasa Indonesia to English	55

Official & Sworn Translation

5.3.	The Issuer shall be entitled to perform an advance refund of the Balance of the Ijarah Repayment to the Syariah Ijarah Bond Holder through the Trustee (hereinafter referred to as the “Purchase Option”), where the repayment of the said Balance of the Ijarah Repayment shall be made via the Paying Agent. The Purchase Option for the Syariah Ijarah Bond can be exercised by the Issuer on the 4th (fourth) anniversary of the Issuance Date, (hereinafter referred to as the “Purchase Option Exercise Date”), under the following terms:

a.	In the event the Issuer decides to exercise the Purchase Option, the Issuer must repay in advance all of the Balance of the Ijarah Repayment that is still payable by the Issuer to the Syariah Ijarah Bond Holder via the Paying Agent on the Purchase Option Exercise Date amounting to 100% (one hundred percent) of the Balance of the Ijarah Repayment;

b.	The Issuer and the Trustee must announce in at least 1 (one) daily newspaper published in the Indonesian language having a national circulation at the Issuer’s expense pertaining to the exercise of the Purchase Option within a period of 6 (six) months or 2 (two) payment periods of the Installments of the Ijarah Repayment, whichever is the earlier, before the Purchase Option Exercise Date (hereinafter referred to as the “Purchase Option Announcement Date”);

c.	The Issuer must provide a written notification to the Trustee and Paying Agent by 5 (five) Business Days before the Purchase Option Announcement Date regarding the Issuer’s intention to exercise the Purchase Option;

Translated from Bahasa Indonesia to English	56

Official & Sworn Translation

d.	On the Purchase Option Announcement Date, the Trustee must provide a written notification to the KSEI as the Paying Agent concerning the plan to exercise the Purchase Option by enclosing a proof of announcement as referred to in point b of this article;

e.	Within a period of no later than 3 (three) Business Days before the Purchase Option Exercise Date, the Issuer will receive a List of Account Holders from the Paying Agent;

f.	The Issuer must deposit a certain amount of money for the repayment of the Syariah Ijarah Bond in relation to the said exercise of Purchase Option to the Paying Agent in good funds no later than 1 (one) Trading Day before the Purchase Option Exercise Date;

g.	The Paying Agent will pay a certain amount of payment for the exercise of the Purchase Option to the Syariah Ijarah Bond Holder via the Account Holder based on the instruction from the Issuer;

h.	The Issuer and the Trustee shall be obligated to provide a notification concerning the early repayment of the entire Balance of the Ijarah Repayment in at least 2 (two) daily newspapers published in the Indonesian language having national circulation at the expense of the Issuer, within no later than 2 (two) Business Days after the repayment date of the entire Balance of the Ijarah Repayment;

Translated from Bahasa Indonesia to English	57

Official & Sworn Translation

i.	Upon the exercise of the Purchase Option, the Syariah Ijarah Bond that has been repaid shall fall due, non applicable and unable to be issued or resold without any requirement for it to be set forth in any deed and therefore the Issuer shall not be obligated to pay the following Balance of Ijarah Repayment after the exercise of the Purchase Option;

j.	In the event the Purchase Option has been entirely exercised for the Balance of the Ijarah Repayment, then the Syariah Ijarah Bond Trustee Agreement shall automatically expire;

k.	The Purchase Option submitted by the Issuer in accordance to the above provisions shall be irrevocable.

5.4.	The amount of the Balance of the Ijarah Repayment shall be Rp. 8.850.000.000,00 (eight billion eight hundred fifty million rupiah).

5.5.	The Installment for the Ijarah Repayment shall be paid by the Issuer to the Syariah Ijarah Bond Holder once every 3 (three) months as of the Issuance Date, through the KSEI Account Holder on the Payment Date of the Installment for the Ijarah Repayment as stated in the Prospectus.

Translated from Bahasa Indonesia to English	58

Official & Sworn Translation

5.6.	The Syariah Ijarah Bond Holder who is entitled to receive payment for the Installment of the Ijarah Repayment shall be the Syariah Ijarah Bond Holder whose name is registered in the List of Account Holder, by 4 (four) Trading Days before the Payment Date of the Installment of the Ijarah Repayment, unless determined otherwise by the KSEI or the prevailing legislation. Therefore, in the event of any Syariah Ijarah Bond transaction after the designated date, the party who is entitled to receive the said Installment of the Ijarah Repayment, then the recipient of the said assignment of the Syariah Ijarah Bond shall not be entitled to the Installment of the Ijarah Repayment for the relevant period of Installment of Ijarah Repayment.

5.7.	The Balance of the Ijarah Repayment shall be calculated based on the number of days that have lapsed as of the Issuance Date on the basis of 1 (one) year consisting of 360 (three hundred sixty) Calendar Days and 1 (one) month consisting of 30 (thirty) Calendar Days and payable by the Issuer to the Syariah Ijarah Bond Holder through the Paying Agent on each Payment Date for the Installment of the Ijarah Repayment.

Translated from Bahasa Indonesia to English	59

Official & Sworn Translation

5.8.	The Syariah Ijarah Bond shall be issued in scriptless form with the exception of the Jumbo Syariah Ijarah Bond Certificate issued by the Issuer to be registered in the name of KSEI based on the Agreement on the Registration of the Syariah Ijarah Bond with the KSEI as proof of the payment obligation of the Ijarah Repayment for the interest of the Syariah Ijarah Bond through the Account Holder with due observance to the provisions in the Capital Market sector.

5.9.	As of the Issuance Date, the Syariah Ijarah Bond constitutes as evidence that the Issuer has validly and in a binding manner, possess a payment obligation of the Ijarah Repayment to the Syariah Ijarah Bond Holder in the amount of the Balance of the Ijarah Repayment as referred to in the Jumbo Syariah Ijarah Bond Certificate plus the Installment of the Ijarah Repayment payable pursuant to this Article 5.

The proof of ownership of the Syariah Ijarah Bond for the Syariah Ijarah Bond Holder shall be the Written Confirmation.

5.10.	The Syariah Ijarah Bond Holder shall be subject to the tax stipulations in accordance to the provisions of the prevailing legislation and in the event the Issuer is obligated by the legislation to deduct tax for each payment made by the Issuer to the Syariah Ijarah Bond Holder, the Issuer through the Paying Agent must deduct the said tax and deposit it to the institution that has been designated to receive the payment and provide the proof of tax deduction to the Syariah Ijarah Bond Holder.

Translated from Bahasa Indonesia to English	60

Official & Sworn Translation

5.11.	(a)	The payment of the Balance of the Ijarah Repayment and/or Installment of the Ijarah Repayment and Compensation for Losses Due to Delays (if any) shall be made by the Paying Agent on behalf of the Issuer in accordance to the terms and conditions regulated in the Paying Agent Agreement.

(b)	After the Issuer pays the Balance of the Ijarah Repayment and the Balance of the Ijarah Repayment and Compensation for Losses Due to Delays (if any) to the Paying Agent, the Issuer shall then be released from its obligation to perform the payment of the Installment of the Ijarah Repayment and/or refund of the Balance of the Ijarah Repayment as well as Compensation for Losses Due to Delays (if any) to the Syariah Ijarah Bond Holder.

(c)	In the event the Issuer has paid the Balance of the Ijarah Repayment and/or Balance of the Ijarah Repayment and Compensation for Losses Due to Delays (if any) to the KSEI as the Paying Agent, then in the event of any failure and/or negligence of the KSEI to fulfill its obligations as the Paying Agent, then the Issuer and the Trustee shall not be responsible for the said circumstance.

Translated from Bahasa Indonesia to English	61

Official & Sworn Translation

5.12.	The right of ownership over the Syariah Ijarah Bond shall be assigned by means of the transfer of the Syariah Ijarah Bond from one Securities Account to another Securities Account. The Syariah Ijarah Bond Transfer Unit shall be a total of Rp. 50.000.000,00 (fifty million rupiah) or its multiplied amount. The Issuer, Trustee and the Paying Agent must treat the Account Holder as the valid Syariah Ijarah Bond Holder in relation to receipt of the refund of the Balance of the Ijarah Repayment, payment of the Installment of the Ijarah Repayment and other rights relating to the Syariah Ijarah Bond with due observance to the provisions of paragraph 5.18 of this article.

5.13.	The Custodian Bank or Securities Company that serves as an Account Holder may act on behalf of itself as the Syariah Ijarah Bond Holder or on behalf of its customers by virtue of the power of attorney from the Syariah Ijarah Bond Holder.

5.14.	The Syariah Ijarah Bond must be paid in full in the same value as the amount of the Balance of the Ijarah Repayment stated in the Written Confirmation owned by the Syariah Ijarah Bond Holder on the Repayment Date of the Balance of the Ijarah Repayment.

Translated from Bahasa Indonesia to English	62

Official & Sworn Translation

5.15.	In the event that the Issuer fails to provide sufficient fund for the payment of the Balance of the Ijarah Repayment after the lapse of the Payment Date of the Installment of the Ijarah Repayment or the Repayment Date of the Balance of the Ijarah Repayment, the Issuer must then pay Compensation for Losses Due to Delays for the failure to pay the Balance of the Ijarah Repayment and/or Installment of the Ijarah Repayment. The said Compensation for Losses Due to Delays shall be calculated on a daily basis (based on the number of days that have lapsed), up to the performance of the repayment or payment of the amount payable by the Issuer. To calculate the Compensation for Losses Due to Delays, the days that have lapsed shall be calculated on the basis of 1 (one) year consisting of 360 (three hundred sixty) Calendar Days and 1 (one) month consisting of 30 (thirty) Calendar Days. Compensation for Losses Due to Delays payable by the Issuer that constitutes the right of the Syariah Ijarah Bond Holder, shall be provided by the Paying Agent to the Syariah Ijarah Bond Holder in proportion to the amount of the Syariah Ijarah Bond that it possesses.

Translated from Bahasa Indonesia to English	63

Official & Sworn Translation

5.16.	The Issuer’s obligation based on the Syariah Ijarah Bond at any time shall constitute as a valid and unconditional and/or absolute obligation of the Issuer.

5.17.	The withdrawal of the Syariah Ijarah Bond from the Securities Account may only be carried out via transfer into the other Securities Account. The withdrawal of the Syariah Ijarah Bond outside of the Securities Account to be converted to become Syariah Ijarah Bond cannot be carried out, unless the registration of the Syariah Ijarah Bond in the Collective Deposit of the KSEI is cancelled upon request of the Issuer or the Trustee with due observance to the prevailing legislations in the Capital Market sector and the resolution of the RUPOS.

5.18.	After the Ist (first) Anniversary of the Syariah Ijarah Bond as of the Issuance Date, the Issuer may Buy Back the Syariah Ijarah Bond from each Syariah Ijarah Bond Holder, with due observance to the provisions of Article 6 of the Syariah Ijarah Bond Trustee Agreement. With respect to the Syariah Ijarah Bond that is bought back by the Issuer and kept, the Issuer may not cast any vote in the RUPOS and may not be taken into account in the quorum of attendance in the RUPOS and shall not receive any Balance of the Ijarah Repayment. The Buy Back may only be carried out if the Issuer is not in default of the Ijarah Repayment.

Translated from Bahasa Indonesia to English	64

Official & Sworn Translation

5.19.	In the event that after a final calculation has been carried out there is a balance of proceeds from the Installment of the Ijarah Repayment and/or refund of the Balance of the Ijarah Repayment that cannot be paid by the Paying Agent to the Syariah Ijarah Bond Holder due to any reason whatsoever, then the said fund must be kept by the Paying Agent for the interest of the Syariah Ijarah Bond Holder who is entitled to the payment of the Installment of the Ijarah Repayment and/or payment of the said Balance of the Ijarah Repayment. The Paying Agent shall subsequently indemnify the Issuer and the Trustee from the responsibility of paying the Installment of the Ijarah Repayment and/or refund of the Balance of the Ijarah Repayment and/or other payment obligations to the Syariah Ijarah Bond Holder, including indemnity from all claims that may be filed by the Syariah Ijarah Bond Holder in relation to the non receipt of payment for the Installment of the Ijarah Repayment and/or refund of the Balance of the Ijarah Repayment by the said Syariah Ijarah Bond Holder.

5.20.	The Issuance of the Syariah Ijarah Bond may only be carried out after the Registration Statement becomes effective.

Translated from Bahasa Indonesia to English	65

Official & Sworn Translation

Article 6

BUY BACK

6.1.	After the Ist (first) anniversary of the Syariah Ijarah Bond as of the Issuance Date, the Issuer may Buy Back the Syariah Ijarah Bond that has not fallen due, either entirely or partially at the market price, hereinafter referred to as “Buy Back”. Buy Back may be carried out in the event the Issuer is not in default of the Ijarah Repayment, under the condition that the implementation of such Buy Back process shall not render the Issuer to be in default of fulfilling the provisions set out under the Trustee Agreement.

6.2.	The Ownership of the Syariah Ijarah Bond by the Issuer and/or Subsidiary Company must be reported by the Issuer to the Trustee, no later than 2 (two) Business Days before a RUPOS is convened.

The entire Syariah Ijarah Bond owned by the Issuer pursuant to the Buy Back and/or the Syariah Ijarah Bond owned by the Subsidiary Company cannot be taken into account in the calculation of the quorum of attendance in the RUPOS and shall not have any voting right in the RUPOS.

Translated from Bahasa Indonesia to English	66

Official & Sworn Translation

6.3.	In the event the Issuer Buys Back part or the entire Syariah Ijarah Bond, the Issuer shall then be entitled to perform the said Buy Back as a form of repayment or to buy back the Syariah Ijarah Bond to be kept and subsequently resold and/or to be treated as a repayment.

6.4.	With respect to the Syariah Ijarah Bond that has been bought back by the Issuer to be kept and subsequently resold and/or to be treated as a repayment, the Issuer shall not be entitled to receive any payment for the Installment of the Ijarah Repayment.

6.5.	In the event the Issuer plans to buy back the Syariah Ijarah Bond, either as a form of settlement of the Syariah Ijarah Bond or intended to be kept (treasury bond), the said action can be taken pursuant to the following provisions:

a.	The Issuer must announce the plan to buy back the Syariah Ijarah Bond in 1 (one) daily newspaper published in the Indonesian language having a national circulation no later than 2 (two) Business Days before the commencement date of the said offer to buy back the Syariah Ijarah Bond.

b.	The said announcement must state:

1)	The period of offer to buy back the Syariah Ijarah Bond where the Syariah Ijarah Bond Holder submits an offer to sell a number of the Syariah Ijarah Bond that it owns by stating its desired price to the Issuer;

Translated from Bahasa Indonesia to English	67

Official & Sworn Translation

2)	The maximum amount of fund used to buy back the Syariah Ijarah Bond and the maximum target price for the buy back of the Syariah Ijarah Bond;

3)	The payment date for the buy back of the said Syariah Ijarah Bond shall be effected no later than 2 (two) business days as of the last date of the period of offer to buy back the Syariah Ijarah Bond;

4)	The Syariah Ijarah Bond Holder who submits the offer to sell to the Issuer on the period of the offer must enclose:

•	a Written Confirmation from the KSEI concerning the amount of the Syariah Ijarah Bond to be sold that cannot be transferred among the Securities Account up to the Payment Date for the buy back of the Syariah Ijarah Bond;

•	Proof of Identification at the time of the sales offering;

•	Statement that the Syariah Ijarah Bond to be sold by the concerned Syariah Ijarah Bond Holder to be bought back by the Issuer cannot be traded by the concerned Syariah Ijarah Bond Holder thus the said Syariah Ijarah Bond cannot be transferred among the Securities Account up to the Payment Date for the buy back of the Syariah Ijarah Bond.

Translated from Bahasa Indonesia to English	68

Official & Sworn Translation

5)	The Issuer shall buy back the Syariah Ijarah Bond beginning from the lowest price offered by the Syariah Ijarah Bond Holder during the period of offer for the buy back of the Syariah Ijarah Bond, under the condition that in the event there are several Syariah Ijarah Bond Holders who have submitted offers with the same price and the number of the Syariah Ijarah Bond has exceed the maximum amount of fund or the balance of proceeds from the buy back of the Syariah Ijarah Bond, the Issuer shall then purchase the said Syariah Ijarah Bond in proportion to the said Syariah Ijarah Bond.

6)	The Issuer shall not be obligated to purchase the entire Syariah Ijarah Bond offered by the Syariah Ijarah Bond Holder to be bought back during the period of offer for the buy back of the Syariah Ijarah Bond, in the event the sales offer price offered by the said Syariah Ijarah Bond Holder has exceeded the price target expected by the Issuer as referred to in point 2;

Translated from Bahasa Indonesia to English	69

Official & Sworn Translation

7)	In the event the Issuer cancels the buy back, the Issuer shall be obligated to announce the said cancellation along with the reasons thereof in 1 (one) newspaper published in the Indonesian language having a national circulation, no later than the last day of the period of offer to buy back the Syariah Ijarah Bond.

c.	The Issuer must keep confidential all information pertaining to the sales offer of the Syariah Ijarah Bond that has been submitted by the Syariah Ijarah Bond Holder during the period of offer to buy back the Syariah Ijarah Bond from any party whomsoever.

d.	No later than 2 (two) business days as of the buy back of the Syariah Ijarah Bond as referred to in the above, the Issuer must announce the said buy back of the Syariah Ijarah Bond in 1 (one) daily newspaper published in the Indonesian language having a national circulation. The said announcement must state:

•	The nominal amount of the Syariah Ijarah Bond being bought back by stating the nominal amount of the Syariah Ijarah Bond that has been settled and/or the nominal amount of the Syariah Ijarah Bond being bought back to be kept.

•	Limitation of the lowest price up to the highest price that has been established.

Translated from Bahasa Indonesia to English	70

Official & Sworn Translation

e.	The Issuer must report to the Trustee within 1 (one) business day as of the buy back of the said Syariah Ijarah Bond, and to the Bapepam, Stock Exchange, and KSEI no later than 2 (two) business days as of the said buy back.

f.	In addition to the provisions as referred to in the above point e, the Issuer shall also be obligated to submit to the Bapepam the entire sales offer dicyment that has been submitted by the Syariah Ijarah Bond Holder during the period of offer for the buy back of the Syariah Ijarah Bond no later than 2 (two) business days as of the time the buy back of the Syariah Ijarah Bond is concluded.

6.6.	The Issuer may buy back the Syariah Ijarah Bond without making any announcement as referred to in the above paragraph 6.5 under the following conditions:

a.	The number being bought back shall not exceed 5% (five percent) of the total Syariah Ijarah Bond being issued.

b.	The said Syariah Ijarah Bond being bought back shall not constitute the property of an Affiliated Party of the Issuer.

c.	The said Syariah Ijarah Bond being bough back is solely intended to be kept to be subsequently resold.

Translated from Bahasa Indonesia to English	71

Official & Sworn Translation

With respect to the proceeds from the buy back of the Syariah Ijarah Bond as referred to in this paragraph, the Issuer shall be obligated to report to the Trustee within 1 (one) Business Day as of the said buy back of the Syariah Ijarah Bond, and to the BAPEPAM no later than 2 (two) Business Days as of the buy back of the Syariah Ijarah Bond.

6.7.	The Issuer must report to the Trustee and the KSEI pertaining to the Syariah Ijarah Bond owned by the Issuer to be kept:

a.	Within 5 (five) Trading Days before the Payment Date of the Installment of the Ijarah Repayment; or

b.	1 (one) Trading Day before the date of the list of Account Holders who are entitled to the Installment of the Ijarah Repayment (whichever is the earliest) with due regard to the KSEI regulation.

6.8.	In the event that pursuant to paragraph 6.3 of this article, the Issuer buys back the entire or part of the Syariah Ijarah Bond and applies the entire or part of the buy back of the said Syariah Ijarah Bond as repayment, the Issuer shall then be obligated to report the said incident to the Bapepam, Trustee, KSEI and Stock Exchange no later than 2 (two) Business Days as of the repayment date. Providing that the Issuer buys back the entire Syariah Ijarah Bond as a form of repayment, the Issuer shall then be obligated to announce it in 1 (one) daily newspaper having a national circulation no later than 2 (two) Business Days as of the above repayment date and the Syariah Ijarah Bond Trustee Agreement shall expire.

Translated from Bahasa Indonesia to English	72

Official & Sworn Translation

6.9.	The Syariah Ijarah Bond that has been settled in relation to paragraph 6.3 of this article shall be annulled, and cannot be issued or resold without any requirement for it to be stated in any deed whatsoever.

6.10.	In the event the Syariah Ijarah Bond is partially settled, the Issuer shall then hand over the new Jumbo Syariah Ijarah Bond Certificate to the KSEI to be exchanged with the old Jumbo Syariah Ijarah Bond Certificate on the same day as the repayment date of part of the Syariah Ijarah Bond, with the total Balance of the Ijarah Repayment that is still outstanding after deducted with the total Balance of the Ijarah Repayment that has been partially repaid.

Article 7

SECURITIES

This Syariah Ijarah Bond is not secured with special collateral in the form of goods or revenues or other assets owned by the Issuer in any form whatsoever and is not secured by any party whatsoever. All of the assets of the Issuer, either in the form of movable or immovable goods, either existing or will exist in the future with the exception of the assets of the Issuer that have been given as a special security to the creditors to secure all of the debts of the Issuer to all of its creditors that are not secured in a special manner or without any privileges including this Syariah Ijarah Bond in pari passu based on the Syariah Ijarah Bond Trustee Agreement, in accordance to articles 1131 and 1132 of the Indonesian Civil Code.

Translated from Bahasa Indonesia to English	73

Official & Sworn Translation

Article 8

AUTHORIZATION FROM THE SYARIAH IJARAH BOND HOLDER TO THE TRUSTEE

8.1.	As of the Issuance Date, every Syariah Ijarah Bond Holder shall directly be subject to the Syariah Ijarah Bond Trustee Agreement and approve all actions performed by the Trustee in relation to the preparation and signing of the Syariah Ijarah Bond Trustee Agreement as well as agree to hereby and at a later time jointly authorize the Trustee without any requirement to grant a new special power of attorney from the Syariah Ijarah Bond Holder to exercise all of the rights of the Syariah Ijarah Bond Holder without any exception based on the Syariah Ijarah Bond, with due observance to the Syariah Ijarah Bond Trustee Agreement and all of the documents and agreements relating to the said agreements, including to execute and protect the interests of each Syariah Ijarah Bond Holder before the court institution including the commercial court or before the arbitration hearing. Therefore, the Syariah Ijarah Bond Holder shall be represented by the Trustee as a party to the Syariah Ijarah Bond Trustee Agreement, and all of the documents as well as agreements relating to the said agreements along with any future attachments and amendments to the said agreements as well as a party who shall execute or protect the interest of each Syariah Ijarah Bond Holder before the court institution including the commercial court or before the arbitration hearing.

Translated from Bahasa Indonesia to English	74

Official & Sworn Translation

8.2.	With due observance to the prevailing legislation but not limited to the legislation in the Capital Market sector, this power of attorney and all other authorization granted in and by virtue of the Syariah Ijarah Bond Trustee Agreement and other agreements entered in relation to the said agreements shall constitute an integral and inseparable part of the Syariah Ijarah Bond Trustee Agreement, therefore such authorizations shall not end due to any reason whatsoever including the reasons set out under Articles 1813, 1814 and 1816 of the Indonesian Civil Code.

8.3.	To the extent that there are remaining Syariah Ijarah Bond Holders, the Syariah Ijarah Bond Trustee Agreement shall apply in entirety as conclusive evidence on the grant of authorities from the Syariah Ijarah Bond Holder to the Trustee as referred to in the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	75

Official & Sworn Translation

8.4.	The grant of authorities from the Syariah Ijarah Bond Holder to the Trustee as referred to in the Syariah Ijarah Bond Trustee Agreement shall also include the authority to amend the Syariah Ijarah Bond Trustee Agreement with respect to all matters resolved in the RUPOS and approved by the Issuer.

Article 9

SETTLEMENT OF THE BALANCE OF THE IJARAH REPAYMENT

9.1.	With due regard to the provisions in article 6 of the Syariah Ijarah Bond Trustee Agreement, the Issuer must repay the Balance of the Ijarah Repayment on the 6th (sixth) anniversary of the Issuance Date.

9.2.	The said Balance of the Ijarah Repayment shall be paid by the Issuer to the Syariah Ijarah Bond Holder through the Paying Agent on the date as referred to in paragraph 9.1 of this article, and the payment to the said Paying Agent in accordance to the provisions of the Syariah Ijarah Bond Trustee Agreement shall be deemed as a full settlement to the Syariah Ijarah Bond Holder for the outstanding Balance of the Ijarah Repayment and shall release the Issuer from the liability to pay the pertinent Balance of the Ijarah Repayment in the event due to any reason whatsoever beyond the Issuer’s error, the payment of the Balance of the Ijarah Repayment was unable to be provided to the Syariah Ijarah Bond Holder.

Translated from Bahasa Indonesia to English	76

Official & Sworn Translation

Article 10

REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

The Trustee represents and warrants that the below mentioned are true:

10.1.	The Trustee shall be entitled and authorized to act as a Trustee.

10.2.	The Trustee undertakes to perform its duties and or obligations as the Trustee with full responsibility, full of integrity, as well as wisely solely for the interest of the Syariah Ijarah Bond Holder.

10.3.	The Trustee shall be accountable to the Syariah Ijarah Bond for any damage suffered due to the negligence, misconduct of the Trustee or actions caused by any conflict of interest in relation to the duties of the Trustee as stated in the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	77

Official & Sworn Translation

10.4.	On the date this Syariah Ijarah Bond Trustee Agreement is signed, the articles of association of the Trustee along with the amendments thereof has consecutively announced in:

•	State Gazette of the Republic of Indonesia dated 11-09-1992 (eleventh day of September one thousand nine hundred ninety two) Number: 73 Supplement Number: 3A.

•	State Gazette of the Republic of Indonesia dated 20-10-1992 (twentieth day of October one thousand nine hundred ninety two) Number: 84 Supplement Number: 010A.

•	State Gazette of the Republic of Indonesia dated 26-10-1999 (twenty sixth day of October one thousand nine hundred ninety nine) Number: 86 Supplement Number: 7216.

•	State Gazette of the Republic of Indonesia dated 16-4-2002 (sixteenth day of April two thousand two) Number: 31 Supplement Number: 3714.

•	State Gazette of the Republic of Indonesia dated 23-04-2002 (twenty third day of April two thousand two) Number: 3 Supplement Number: 282.

Translated from Bahasa Indonesia to English	78

Official & Sworn Translation

The most recent articles of association of which was set forth in the deed dated 03-10-2003 (third day of October two thousand three) number: 6 drawn before Imas Fatimah, Bachelor of Law, Notary in Jakarta, which has obtained the approval of the Minister of Justice and Human Rights of the Republic of Indonesia by virtue of the Decree dated 06-10-2003 (sixth day of October two thousand three) Number: C-23726 HT.01.04 TH.2003 and the Report on the Deed of Amendment to the Articles of Association of which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration with the Department of Justice and Human Rights of the Republic of Indonesia dated 06-10-2003 (sixth day of October two thousand three) Number: C-23727 HT.01.04 TH.2003 and was registered with the Company Registration Office of the Department of Industry and Trade Office for the Municipality of Central Jakarta dated 15-10-2003 (fifteenth day of October two thousand three) Number: 2667/RUB.09.05/X/2003.

And in addition to the abovementioned Supplements to the State Gazette and deeds up to the date of the Syariah Ijarah Bond Trustee Agreement is signed in this deed, no other deed or document contains the amendment to the articles of association of the Trustee.

Translated from Bahasa Indonesia to English	79

Official & Sworn Translation

10.5.	On the date this Syariah Ijarah Bond Trustee Agreement is signed, the members of the Board of Directors of the Trustee and the Board of Commissioners of the Trustee are as follows:

BOARD OF DIRECTORS:

President Director	: mister SOFYAN BASIR;

Vice President Director	: mister WAYAN ALIT ANTARA;

Retail and Micro Director	: mister VENTJE RAHARDJO;

Operational Director	: mister AHMAD ASKANDAR;

Compliance Director	: mister HENDRAWAN TRANGGANA;

Middle Scale Business Director	: mister AKHMAD MIEN MASTUR;

Credit Control Director	: missus GAYATRI RAWIT ANGGRAINI;

BOARD OF COMMISSIONERS:

President Commissioner	: mister RUDJITO;

Independent Commissioner	: mister CYRILLUS HARINOWO;

Commissioner	: mister KRISNA WIJAYA;

Independent Commissioner	: mister BUNASOR SANIM;

Commissioner	: mister BANGUN SARWITO KUSMULJONO;

Commissioner	: mister SUNARSIP;

Commissioner	: missus AVILIANI;

10.6.	Whereas to prepare the Syariah Ijarah Bond Trustee Agreement, the Trustee has obtained the approval required in the articles of association of the Trustee and the legislations applying to the Trustee.

Translated from Bahasa Indonesia to English	80

Official & Sworn Translation

10.7.	The preparation of the Syariah Ijarah Bond Trustee Agreement as well as all of the documents prepared in relation to the Syariah Ijarah Bond Trustee Agreement has been duly prepared by the Trustee according to the requirements of the prevailing legislations and has been duly signed on behalf of the Trustee and constitutes a valid and binding obligation for the Trustee in accordance to the provisions of the prevailing legislations in Indonesia.

10.8.	The people who signed the Syariah Ijarah Bond Trustee Agreement on behalf of the Trustee shall be the people who are entitled and fully authorized to act for and on behalf of as well as validly representing the Trustee.

10.9.	Whereas at the time the Syariah Ijarah Bond Trustee Agreement is signed, the Trustee has no credit relationship with the Issuer.

10.10.	The Trustee hereby declares that it shall be fully accountable for the representations and warranties provided by the Trustee in the Syariah Ijarah Bond Trustee Agreement and therefore the Trustee hereby indemnifies the Issuer against the representations and warranties provided by the Trustee in the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	81

Official & Sworn Translation

Article 11

LIMITATIONS AND OBLIGATIONS OF THE ISSUER

11.1.	As of the date of this Agreement and to the extent that no settlement has been made for the entire Balance of the Ijarah Repayment and the Instalments of the Ijarah Repayment, the Issuer warrants and undertakes that the Issuer and as relevant, any material Subsidiary Company (the material Subsidiary Company being a Subsidiary Company whose assets reached a minimum of 10% (ten percent) of the total assets of the Issuer based on the most recent financial statement of the Issuer or whose revenue reached a minimum of 10% (ten percent) of the total revenues of the Issuer in the most recent financial statement of the Issuer, whichever is the lowest), without any written approval from the Trustee, shall refrain from performing the following actions:

(a)	to secure and/or pledge either part or the entire assets of the Issuer and/or permit and/or grant an approval to the Subsidiary Company to secure and/or pledge either part or the entire assets of the Subsidiary Company, the right over the revenues of the Issuer and/or Subsidiary Company, either currently existing or will be obtained in the future, to any third party, unless the provision of securities or pledge constitutes the Permitted Collateral and Securities.

Translated from Bahasa Indonesia to English	82

Official & Sworn Translation

(b)	To provide a corporate guarantee or permit a Material Subsidiary Company (as referred to in the above) to provide a corporate guarantee to another party, unless:

(i)	the said corporate guarantee constitutes a Permitted Collateral and Securities, and/or

(ii)	the said corporate guarantee is provided to secure the debt/obligation of the Subsidiary Company carried out based on normal and usual business practice and the cumulative amount of the said secured obligation/debt at all times shall not exceed 10% (ten percent) of the Adjusted Consolidated Capital; and/or

(iii)	the said corporate guarantee is provided to secure the debt of the Subsidiary Company established in relation to the proposed issuance of debentures in foreign currency in the near future by the said Subsidiary Company.

Translated from Bahasa Indonesia to English	83

Official & Sworn Translation

(c)	To merge, amalgamate, acquisitioning with or over another company that causes the Issuer to be dissolved, or that has a negative impact on the business continuity of the Issuer, or permits the Subsidiary Company that engages in the Issuer’s Main Business Activity to carry out a merger, amalgamation and/or acquisition with another company that causes the Subsidiary Company to be dissolved or will have a negative impact on the business continuity of the Subsidiary Company except within the framework of the Issuer’s Restructuring Activity.

(d)	To provide debt or loan to any other party, unless it is done in relation to the Permitted Receivables.

(e)	To sell, transfer or assign part or the entire assets or the Issuer’s Main Business Activities, with the exception of:

(i)	within the framework of the Issuer’s Restructuring Activity; or

(ii)	the sale, transfer, or assignment of the assets carried out within 1 (one) or a combination of transactions within 1 (one) ongoing year of no more than 10% (ten percent) of the entire net consolidated fixed assets based on the most recent consolidated financial statement of the Issuer that has been audited and to the extent that it does not disrupt the Issuer’s Main Business Activity.

Translated from Bahasa Indonesia to English	84

Official & Sworn Translation

(f)	To issue bonds or other debt instruments with higher priority, or of which payment has more priority than the Syariah Ijarah Bond, with due regard to the Permitted Collateral and Securities.

(g)	To change the business of the Issuer to become a business outside of the telecommunication and informatics sector.

11.2.	The written approval as referred to in paragraph 11.1 of this article shall be granted by the Trustee with the following provisions:

(a)	The said request for approval shall not be denied without any clear and reasonable basis;

(b)	The Trustee must provide an approval, denial or request additional other supporting data/document within a period of 7 (seven) Business Days as of the time the said request for an approval and supporting document is received in full by the Trustee and if within a period of 7 (seven) Business Days the Issuer fails to receive the approval, denial or request for additional data/supporting document from the Trustee then the Trustee shall be deemed to have granted its approval; and

Translated from Bahasa Indonesia to English	85

Official & Sworn Translation

(c)	If the Trustee request additional data/supporting document, then the approval or denial must be provided by the Trustee within 10 (ten) Business Days as of the time the said other data/supporting document is received in full by the Trustee and in the event within 10 (ten) Business Days the Issuer fails to receive an approval or denial from the Trustee, the Trustee shall be deemed to have granted its approval.

11.3.	As of the date of the Syariah Ijarah Bond Trustee Agreement and to the extent that no full settlement has been made for the Balance of the Ijarah Repayment, the Issuer warrants and undertakes that the Issuer will:

(a)	To fulfil all of the provisions in the Syariah Ijarah Bond Trustee Agreement and other agreements in relation to the Issuance of this Syariah Ijarah Bond.

(b)	To deposit a certain amount of money that is required for the refund of the Balance of the Ijarah Repayment and/or the payment of the Installment for the Ijarah Repayment that has fallen due within no later than 1 (one) Trading Day in good fund before the Payment Date of the Installment for the Ijarah Repayment and/or the refund of the Balance of the Ijarah Repayment into the KSEI account.

Translated from Bahasa Indonesia to English	86

Official & Sworn Translation

(c)	To pay the Compensation for Losses Due to Delays for the failure to pay applying for the amount that has not been paid. The total Compensation for Losses Due to Delays shall be calculated on a daily basis on the basis of 1 (one) year consisting of 360 (three hundred sixty) Calendar Days and 1 (one) month consisting of 30 (thirty) Calendar Days and up to the effective repayment of the abovementioned total Compensation for Losses Due to Delays. The Compensation for Losses Due to Delays paid by the Issuer that constitutes the right of the Syariah Ijarah Bond Holder shall be paid to the Syariah Ijarah Bond Holder in proportion to the number of the Syariah Ijarah Bond owned by it.

(d)	To maintain and protect the position of the Issuer and Subsidiary Company as a limited liability company and legal entity (except within the framework of the Issuer’s Restructuring Activity) and the important permits that are currently owned by the Issuer and the Subsidiary Company and immediately applies for permits in the event the said permits end or are required to operate its business.

(e)	To maintain the accounting system and cost supervision in accordance to the accounting principal and other notes that are enough to accurately describe the financial condition of the Issuer, Subsidiary Company and the outcome of its operation and implemented consistently.

Translated from Bahasa Indonesia to English	87

Official & Sworn Translation

(f)	Immediately notify the Trustee of any important event or circumstance taking place in the Issuer and/or the Subsidiary Company that may have a negative impact on the fulfillment of the Issuer’s obligation within the framework of the issuance and repayment of the Syariah Ijarah Bond.

(g)	To provide a written notification to the Trustee no later than 2 (two) Business Days after the occurrence of the following events:

(i)	there is a resolution of the General Meeting of Shareholders in relation to the amendment to the Articles of Association or the composition of the Board of Directors and the Board of Commissioners of the Issuer and the Subsidiary Company, distribution of the dividends to the shareholders of the Issuer;
(ii)	there is a criminal, civil, administration and labor case involving the Issuer and the Subsidiary Company that may materially affect the Issuer and/or Subsidiary Company’s capability in implementing and complying to its obligations pursuant to the entire Issuance Document.

Translated from Bahasa Indonesia to English	88

Official & Sworn Translation

(h)	To guarantee that the payment obligation of the Issuer to the Syariah Ijarah Bond Holder pursuant to the Syariah Ijarah Bond Trustee Agreement at any time shall have a pari passu position with its obligation to all other creditors, except for the obligation to the preferred creditor.

(i)	To deliver to the Trustee and Syariah Supervisory Board or Team of Syariah Expert:

(i)	copies of the reports submitted to the BAPEPAM, the stock exchange where the shares, American Depository Shares, or bonds of the Issuer are listed, and the KSEI within no later than 2 (two) Business Days as of the delivery of the said reports to the abovementioned parties;

(ii)	copies of the deed evidencing the amendment to the articles of association and the composition of members of the Board of Directors and/or Board of Commissioners of the Issuer and/or the Subsidiary Company within no later than 14 (fourteen) Business Days as of the time the said amendment enters into effect;

Translated from Bahasa Indonesia to English	89

Official & Sworn Translation

(iii)	the consolidated annual financial statement that has been audited by a public accountant that has been registered with the BAPEPAM no later than 120 (one hundred twenty) Calendar Days as of the end of the Issuer’s book keeping date;

(iv)	the 3 (three) monthly consolidated financial statement submitted jointly with the submission of the report to the BAPEPAM, Stock Exchange, or no later than:

•	60 (sixty) Calendar Days as of the end of the 3 (three) monthly report of the Issuer, if it is not accompanied with an accountant report; or

•	90 (ninety) Calendar Days as of the end of the 3 (three) monthly report of the Issuer, if it is accompanied with an accountant report within the framework of a limited review; or

•	120 (one hundred twenty) Calendar Days as of the end of the 3 (three) monthly report of the Issuer, if it is accompanied with an accountant report with an opinion concerning the reasonability of the financial statement in entirety;

Translated from Bahasa Indonesia to English	90

Official & Sworn Translation

(j)	To maintain the assets of the Issuer and the Subsidiary Company so as they will always be in a good condition and insure them at all times with an insurance company with a good reputation based on the terms and conditions normally applied by the Issuer and generally applying in a similar business.

(k)	To grant permit to the Trustee to directly visit the Issuer and the Subsidiary Company during business hours on Business Days and inspect the permits and financial records to the extent that they are not contradictory to the prevailing regulation, by providing advance notice to the Issuer submitted at least 3 (three) Business Days before conducting the said visit.

(l)	To grant permit to the Syariah Supervisory Board or Team of Syariah Experts appointed by the National Syariah Board of the Indonesian Ulema Council together with the Trustee to obtain additional documents from the Issuer to support the supervision over the syariah aspects of the Issuer’s Syariah Ijarah Bond to the extent that it is not contradictory to the prevailing provisions.

(m)	To fulfill the financial obligations based on the consolidated financial statement of the Issuer and the Subsidiary Company as follows:

(i)	to maintain a ratio between the total Loan and the equity to be not more than 1,75:1 (one coma seventy five to one), as indicated in each 3 (three) monthly consolidated financial statement;

Translated from Bahasa Indonesia to English	91

Official & Sworn Translation

(ii)	to maintain a ratio between (a) EBITDA and (b) payment of the Loan interest in the fiscal year:

•	year 2005 (two thousand five), to be not less than 2,5:1 (two coma five to one);

•	year 2006 (two thousand six), to be not less than 2,5:1 (two coma five to one);

•	year 2007 (two thousand seven), to be not less than 3:1 (three to one);

•	year 2008 (two thousand eight), to be not less than 3:1 (three to one);

•	year 2009 (two thousand nine), to be not less than 3:1 (three to one);

•	year 2010 (two thousand ten), to be not less than 3:1 (three to one);

•	year 2011 (two thousand eleven), to be not less than 3:1 (three to one).

(iii)	to maintain a ratio between the aggregate total Loan and the Supply Debt to Supplier against the EBITDA to be not more than 3,5:1 (three coma five to one), as stated in each audited annual consolidated financial statement;

Translated from Bahasa Indonesia to English	92

Official & Sworn Translation

(iv)	to maintain a minimum of consolidated capital (equity) at any time before no full settlement has been made for the Ijarah Repayment of no less than Rp. 5.000.000.000.000,00 (five trillion rupiah).

(n)	To rank the Bond, once in 1 (one) year and submit the said ranking result to the Trustee no later than 7 (seven) Business Days after the said ranking result is obtained from the Issuer.

11.4.	The Issuer and the Trustee hereby declare that they have knowledge that in regard to the proposed issuance of the United States Dollar bond (US Dollar Bond) in the near future in overseas, there is a possibility that the Issuer shall be requested to provide or amend several undertakings pertaining to the financial ratio to the extent that the said matter is reasonable and gives due observance to the interests of the Syariah Ijarah Bond Holder and the Capital Market policies in Indonesia, which are acceptable to the Issuer and to the extent that the said undertakings are also included in the United States Dollar bond (US Dollar Bond) to be issued by the Issuer. The said additional undertakings are set forth in the Addendum to the Syariah Ijarah Bond Trustee Agreement signed by the Issuer and the Trustee.

Translated from Bahasa Indonesia to English	93

Official & Sworn Translation

Article 12

EVENT OF DEFAULT AND THE LEGAL CONSEQUENCES THEREOF

12.1.	In the event any circumstance or event as referred to in paragraph 12.5 of this article occurs and the said circumstance or event proceeded to occur for 15 (fifteen) Business Days as of the receipt of a written reprimand from the Trustee without the Trustee initiating any remedial effort to remove the said circumstance, then:

(a)	The Trustee shall be entitled to notify the Syariah Ijarah Bond Holder through 1 (one) daily newspaper published in the Indonesian language having a national circulation and 1 (one) daily newspaper published in the Indonesian language that is at least locally circulated at the domicile of the Issuer,

(b)	The Trustee shall be entitled to declare that therefore the entire Ijarah Repayment shall fall due and become collectible at once, and

(c)	The Trustee shall also at its own consideration be entitled to summon the RUPOS according to the terms and conditions in the Syariah Ijarah Bond Trustee Agreement and in the said RUPOS, the Trustee shall request the Issuer to provide an explanation regarding the said negligence.

Translated from Bahasa Indonesia to English	94

Official & Sworn Translation

12.2.	In the event the RUPOS cannot accept the explanation and reasons of the Issuer, or in the event the Issuer is unable to provide any explanation to the RUPOS, then the RUPOS at the same time can determine the measures that must be taken towards the Issuer pertaining to the Syariah Ijarah Bond.

12.3.	In the event the RUPOS resolves that the Trustee will take the legal actions of carrying out forcible collection on the Issuer, then the Trustee within the period determined in the RUPOS’ resolution must submit an invoice and carry out the legal actions relating to the said collection to the Issuer.

12.4.	All costs relating to the act of summoning and convening the RUPOS, and the legal action carried out in relation to the said Event of Default shall be borne and must be compensated by the Issuer.

12.5.	The Event of Default or breach of promise as referred to in paragraph 12.1 of this article shall comprise one or more than one of the following circumstances or events:

(a)	The Issuer fails to pay the Balance of the Ijarah Repayment and/or the Installment of the Ijarah Repayment to the Syariah Ijarah Bond Holder; or

Translated from Bahasa Indonesia to English	95

Official & Sworn Translation

(b)	The Issuer fails to implement or complies to one or more than one provisions in the Syariah Ijarah Bond Trustee Agreement that has a materially negative impact on the Issuer’s ability to fulfil its obligations under the Syariah Ijarah Bond Trustee Agreement; or

(c)	The Issuer is dissolved (in addition to dissolution due to merger) or declared to be bankrupt; or

(d)	in the event the court or authorized government institution has confiscated or acquisitioned by any means whatsoever all or a majority of the assets of the Issuer or have taken actions that hindered the Issuer from operation most or its entire business so as to materially affect the Issuer’s ability to fulfill its obligations under the Syariah Ijarah Bond Trustee Agreement; or

(e)	in the event that most of the rights, permits and other approvals from the Government of the Republic of Indonesia owned by the Issuer and/or Subsidiary Company is annulled or declared invalid, or the Issuer and/or Subsidiary Company failed to obtain the permit or approval required under the provisions of the prevailing law, which has a materially negative impact on the Issuer’s business continuity and materially affects the Issuer’s ability to fulfill its obligations as determined under the Syariah Ijarah Bond Trustee Agreement; or

Translated from Bahasa Indonesia to English	96

Official & Sworn Translation

(f)	in the event the representations and warranties of the Issuer concerning the condition or status of the corporation or finance of the Issuer and/or management of the Issuer does not materially conform to the fact or is incorrect, including the representations and warranties of the Issuer as referred to in Article 15 of the Syariah Ijarah Bond Trustee Agreement; or

(g)	in the event the Issuer and/or Subsidiary Company is declared to be in default of a loan agreement between the Issuer and/or Subsidiary Company with one of its creditors, be it those that are existing or will exist in the future, in the amount of facility that is equal to or higher than 10% (ten percent) of the revenues or 20% (twenty percent) of the Issuer’s equity, whichever is the lowest; and

Translated from Bahasa Indonesia to English	97

Official & Sworn Translation

(h)	the Issuer or the Subsidiary Company based on the court’s order that has obtained a permanent legal strength is obligated to pay a certain amount of monies to the third party, where if such payment is made it will have a material impact on the Issuer’s ability to fulfill the obligations determined in the Syariah Ijarah Bond Trustee Agreement.

12.6.	By waiving any provision in this Syariah Ijarah Bond Trustee Agreement that regulates otherwise, the Trustee shall be entitled to declare an event of default and therefore declare that all of the Ijarah Repayment shall fall due and at once in the event of an Event of Default as referred to in Paragraph 12.5 (c), (d), and/or (f), and takes other legal actions pertaining to the said matter in this Article.

Article 13

GENERAL MEETING OF THE SYARIAH IJARAH BOND HOLDERS

With respect to the convening of a RUPOS (General Meeting of the Syariah Ijarah Bond Holders), the required quorum, voting rights and adoption of resolutions shall be subject to the following provisions without prejudice to the provisions under the Capital Market regulation and the provisions of other legislations applying in the Capital Market sector as well as the Stock Exchange where the Syariah Ijarah Bond is listed:

13.1.	The RUPOS shall be convened at any time according to the provisions of this Article, among others for the following purposes:

a.	to submit a notification to the Issuer or to the Trustee or to provide instruction to the Trustee or to take other action.

Translated from Bahasa Indonesia to English	98

Official & Sworn Translation

b.	to dismiss the Trustee and appoint the Trustee’s substitute according to the provisions of the Syariah Ijarah Bond Trustee Agreement;

c.	to take other actions authorized to be taken by or on behalf of the Syariah Ijarah Bond Holder including but not limited to amending the Syariah Ijarah Bond Trustee Agreement with due observance to the provisions in the Syariah Ijarah Bond Trustee Agreement as well as the prevailing legislations.

d.	to adopt a resolution pertaining to the change of the phases of the Installment of the Ijarah Repayment, changes to the payment procedures of the Installment of the Ijarah Repayment and/or Balance of the Ijarah Repayment including the conversion of the Syariah Ijarah Bond to become an equity of the Issuer, amendment to the term of the Syariah Ijarah Bond and amendment to the Syariah Ijarah Bond Trustee Agreement within the framework of the abovementioned changes, where the above provisions on changes may only be requested by the Issuer, if the Issuer is in default as referred to in Article 12 of the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	99

Official & Sworn Translation

e.	to adopt the necessary resolutions in relation to the intention of the Issuer or the Syariah Ijarah Bond Holder representing at least 20% (twenty percent) of the total outstanding Balance of the Ijarah Repayment, to cancel the registration of the Syariah Ijarah Bond with the KSEI in accordance to the provisions of the Capital Market and KSEI Regulation.

f.	to adopt a resolution concerning a force majeure event in the event no agreement can be reached between the Issuer and the Trustee.

g.	to adopt other necessary action for the interest of the Syariah Ijarah Bond Holder based on the provisions of the Syariah Ijarah Bond Trustee Agreement and/or the prevailing legislations.

h.	to adopt resolutions pertaining to the occurrence of an Event of Default as referred to in article 12 of the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	100

Official & Sworn Translation

13.2.	With due observance to the applying regulation in the Capital Market sector, the RUPOS can be convened in the event:

a.	One or more Syariah Ijarah Bond Holder representing at least 20% (twenty percent) of the total outstanding Balance of the Ijarah Repayment (outside of the total Balance of the Ijarah Repayment owned by the Issuer and/or Affiliated Party) submits a written request to the Trustee so as the RUPOS can be convened by setting forth the requested agenda by enclosing the original KTUR of the KSEI that has been obtained from the Account Holder, unless determined otherwise by the Trustee, providing that as of the issuance of the KTUR, KSEI shall suspend a certain number of the Syariah Ijarah Bond as stated in the KTUR.

The revocation of the suspension of the Syariah Ijarah Bond by the KSEI may only be carried out after obtaining a written approval from the Trustee.

b.	The Trustee or the Bapepam or Issuer deems it necessary to convene a RUPOS.

13.3.	a.	The Trustee must summon a RUPOS and convene a RUPOS, no later than 30 (thirty) Calendar Days as of the date of receipt of the said letter of request. In the event the Trustee denies the request of the Syariah Ijarah Bond Holder or the Issuer to convene a RUPOS, the Trustee must then provide a written notification on the reasons of the said denial to the applicant with copies to the BAPEPAM, at least 21 (twenty one) Calendar Days as of the receipt of the letter of request.

Translated from Bahasa Indonesia to English	101

Official & Sworn Translation

b.	The Trustee must submit the plan to convene a RUPOS no later than 7 (seven) Calendar Days before the summon for the RUPOS and submits the results of the RUPOS no later than 2 (two) Calendar Days after the RUPOS is convened to the BAPEPAM.

13.4.	The Procedure of RUPOS:

a.	The RUPOS may be convened at the domicile of the Issuer or in another place where the Syariah Ijarah Bond is recorded or as agreed by the Issuer and Trustee.

b.	The summon for RUPOS must be carried out 2 (two) times, and published in at least 2 (two) daily newspapers published in the Indonesian language having a national circulation, providing that the first summon shall be served 14 (fourteen) Business Days before the RUPOS is convened and the second summon shall be served 7 (seven) Business Days before the RUPOS is convened.

c.	The summon must expressly state the date, time, venue and agenda of the RUPOS.

d.	The RUPOS shall be led and chaired by the Trustee and the Trustee must prepare the agenda of the RUPOS and the materials for the RUPOS and appoint a Notary who shall prepare the minutes of the RUPOS. In the event the Issuer or Syariah Ijarah Bond Holder requests that the Trustee be replaced, the RUPOS shall be chaired by the Issuer or the Syariah Ijarah Bond Holder who requested that a RUPOS be convened, and the Issuer or Syariah Ijarah Bond Holder who requested the said RUPOS be convened must prepare the agenda of the RUPOS and the materials of the RUPOS as well as appoint a Notary who shall prepare the minutes of the RUPOS.

Translated from Bahasa Indonesia to English	102

Official & Sworn Translation

e.	The Syariah Ijarah Bond Holder who is entitled to attend the RUPOS shall be the Syariah Ijarah Bond Holder who possess the KTUR and whose names are registered in the list of KTUR issued by the KSEI.

f.	The Syariah Ijarah Bond Holder who attends the RUPOS must deliver the KTUR to the Trustee.

g.	The Syariah Ijarah Bond Transfer Unit shall grant rights to its holder to cast 1 (one) vote. The votes shall be cast in writing and signed by stating the KTUR number, unless the Trustee stipulates otherwise.

h.	Blank, abstain, and invalid votes shall be deemed not cast, including the Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company).

i.	All of the Syariah Ijarah Bond kept at the KSEI shall be suspended so as the said Syariah Ijarah Bond may not be transferred as of 3 (three) Trading Days before the date the RUPOS is convened up to the date of conclusion of the RUPOS, as evidenced by the notification from the Trustee or after obtaining an approval from the Trustee.

Translated from Bahasa Indonesia to English	103

Official & Sworn Translation

j.	Before the RUPOS is commenced, the Issuer shall prepare a letter of statement concerning the Syariah Ijarah Bond that it owns and/or is owned by the Affiliated Company).

k.	Except for the costs incurred due to the resignation of the Trustee as referred to in article 3 paragraph 3.8 point c of the Syariah Ijarah Bond Trustee Agreement, the reasonable cost pertaining to the placement of an announcement to summon the RUPOS and announce the results of the RUPOS as well as all costs to convene the RUPOS including but not limited to the Notary’s cost and room lease shall be borne by the Issuer and the Issuer undertakes to pay it.

l.	A minutes of RUPOS must be prepared with respect to the RUPOS proceeding by a Notary as a valid and binding evidence to the Syariah Ijarah Bond Holder, Trustee and Issuer. The Trustee must announce the results of the RUPOS by placing an announcement in 1 (one) daily newspaper published in the Indonesian language having a national circulation no later than 7 (seven) Business Days as of the date when the RUPOS is convened.

Translated from Bahasa Indonesia to English	104

Official & Sworn Translation

m.	In the event no quorum is reached in the first RUPOS, a second RUPOS can be convened with the same agenda, within a period of no earlier than 10 (ten) Business Days and no later than 21 (twenty one) Business Days as of the first RUPOS under the condition that another summon must be served to the Syariah Ijarah Bond Holder no later than 7 (seven) Business Days before the second RUPOS by announcing it in at least 1 (one) daily newspaper published in the Indonesian language having a national circulation.

n.	In the event no quorum is reached in the second RUPOS, a third RUPOS can be convened with the same agenda, within a period of no earlier than 10 (ten) Business Days and no later than 21 (twenty one) Business Days as of the second RUPOS under the condition that another summon must be served to the Syariah Ijarah Bond Holder no later than 7 (seven) Business Days before the third RUPOS by announcing it in at least 1 (one) daily newspaper published in the Indonesian language having a national circulation.

Translated from Bahasa Indonesia to English	105

Official & Sworn Translation

13.5.	Without prejudice to the provisions stated in the Capital Market regulation and the Stock Exchange regulation as well as other prevailing legislations:

a.	Except for the reasons stated in paragraph 13.5 point b of this Article, then:

i.	The RUPOS can be convened if it is attended by the Syariah Ijarah Bond Holders or their proxy who validly represents at least 2/3 (two third) of the total outstanding Balance of the Ijarah Repayment (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Party) approved by more than ½ (half) of the total outstanding Balance of the Ijarah Repayment that are present and/or represented, with valid voting rights in the RUPOS (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Party) with due observance to paragraph 13.4 point h of this article).

ii.	The second RUPOS may validly and shall be entitled to adopt binding resolutions if it is attended by the Syariah Ijarah Bond Holders or their proxy who validly represents at least 2/3 (two third) of the total outstanding Balance of the Ijarah Repayment (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Subsidiary Company) approved by more than ½ (half) of the total outstanding Balance of the Ijarah Repayment that are present and/or represented, with valid voting rights in the RUPOS (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Subsidiary Company) with due observance to paragraph 13.4 point h of this article).

Translated from Bahasa Indonesia to English	106

Official & Sworn Translation

iii.	The third RUPOS may validly and shall be entitled to adopt binding resolutions if it is attended by the Syariah Ijarah Bond Holders or their proxy who validly represents at least 2/3 (two third) of the total outstanding Balance of the Ijarah Repayment that are present and/or represented, with valid voting rights in the RUPOS (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Subsidiary Company) with due observance to paragraph 13.4 point h of this article).

Translated from Bahasa Indonesia to English	107

Official & Sworn Translation

b.	Particularly with respect to the RUPOS convened at the request of the Issuer intended to determine the changes to the Instalment for the Ijarah Repayment, changes to the procedure of the payment for the Instalment for the Ijarah Repayment and/or Balance of the Ijarah Repayment including changes to the Syariah Ijarah Bond to become the Issuer’s equity, changes to the term of the Syariah Ijarah Bond and changes to the Syariah Ijarah Bond Trustee Agreement within the framework of the abovementioned changes, may only be effected in the event the Issuer is in default as referred to in Article 12 of the Syariah Ijarah Bond Trustee Agreement, under the following conditions:

i.	The RUPOS may be convened if it is attended by the Syariah Ijarah Bond Holders or their proxies who validly represents at least ¾ (three fourth) of the total outstanding Balance of the Ijarah Repayment (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company) and shall be entitled to adopt valid and binding resolutions if approved by more than ¾ (three fourth) of the total outstanding Balance of the Ijarah Repayment that are present and/or represented, with valid voting rights in the RUPOS (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company) with due observance to paragraph 13.4 point h of this article).

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Official & Sworn Translation

ii.	The second RUPOS may validly and shall be entitled to adopt binding resolutions if it is attended by the Syariah Ijarah Bond Holders or their proxy who validly represents at least ¾ (three fourth) of the total outstanding Balance of the Ijarah Repayment (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company) and shall be entitled to adopt valid and binding resolutions if approved by more than ¾ (three fourth) of the total outstanding Balance of the Ijarah Repayment that are present and/or represented, with valid voting rights in the RUPOS (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company) with due observance to paragraph 13.4 point h of this article).

iii.	In the event the second RUPOS is unable to achieve the quorum, a third RUPOS may validly and shall be entitled to adopt binding resolutions if it is attended by the Syariah Ijarah Bond Holders or their proxy who validly represents at least ¾ (three fourth) of the total outstanding Balance of the Ijarah Repayment (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company) and shall be entitled to adopt valid and binding resolutions if approved by more than ¾ (three fourth) of the total outstanding Balance of the Ijarah Repayment that are present and/or represented, with valid voting rights in the RUPOS (outside of the total Syariah Ijarah Bond owned by the Issuer and/or Affiliated Company) with due observance to paragraph 13.4 point h of this article).

Translated from Bahasa Indonesia to English	109

Official & Sworn Translation

13.6.	In the event the Syariah Ijarah Bond is owned by the Issuer by means of Buy Back and/or owned by the Affiliated Company, their votes will not be taken into account in the quorum of attendance in the RUPOS and shall not possess any voting right.

13.7.	The Issuer, Trustee and the Syariah Ijarah Bond Holder must comply to, obey and be bound to the resolutions adopted by the Syariah Ijarah Bond Holder in the RUPOS.

13.8.	Further regulations concerning the implementation as well as procedure in the RUPOS may be prepared and if necessary perfected or amended by the Issuer and Trustee with due observance to the prevailing legislations in the Republic of Indonesia, with due observance to the provisions under Article 18 paragraph 18.2 of the Syariah Ijarah Bond Trustee Agreement.

13.9.	In the event the provisions concerning the RUPOS are determined otherwise by the legislations in the Capital Market sector, then the said legislation will prevail.

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Official & Sworn Translation

Article 14

NEGLIGENCE OF THE TRUSTEE

In the event the Trustee is in default or is in breach of its promises under the Syariah Ijarah Bond Trustee Agreement, then the provisions under Article 1267 of the Indonesian Civil Code shall apply, except for the rights of the Issuer to request a cancellation or termination of the Syariah Ijarah Bond Trustee Agreement.

Article 15

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to the Trustee and the Syariah Ijarah Bond Holder that the below mentioned are true:

15.1.	On the date this Syariah Ijarah Bond Trustee Agreement is signed, the articles of association of the Issuer have been amended several times with the following deeds:

•	Dated 08-03-2004 (eighth day of March two thousand four) number: 7, drawn before me, Notary, such report on the amendment to the articles of association of which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration with the Department of Justice and Human Rights dated 08-03-2004 (eighth day of March two thousand four) number: C-05582 HT.01.04.TH.2004;

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Official & Sworn Translation

•	Dated 08-03-2004 (eighth day of March two thousand four) number: 7, drawn before me, Notary, such report on the amendment to the articles of association of which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration with the Department of Justice and Human Rights dated 08-03-2004 (eighth day of March two thousand four) number: C-05582 HT.01.04.TH.2004;

•	Dated 30-09-2004 (thirtieth day of September two thousand four) number: 145, drawn before AULIA TAUFANI, Bachelor of Law, the then substitute of SUTJIPTO, Bachelor of Law, Notary in Jakarta, which has obtained an approval from the Minister of Law and Human Rights through his decree dated 02-12-2004 (second day of December two thousand four) number: C-29270 HT.01.04.TH.2004 and the report on the amendment to the articles of association has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration with the Department of Justice and Human Rights dated 08-12-2004 (eighth day of December two thousand four) number: C-29786 HT.01.04.TH.2004;

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Official & Sworn Translation

•	Dated 30-09-2004 (thirtieth day of September two thousand four) number: 146, drawn before AULIA TAUFANI, Bachelor of Law, the then substitute of SUTJIPTO, Bachelor of Law, Notary in Jakarta, a notification report on such deed of which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration with the Department of Justice and Human Rights dated 13-10-2004 (thirteenth day of October two thousand four) number: C-UM.02.01.12634;

•	Dated 14-01-2005 (fourteenth day of January two thousand five) number: 79, drawn before AULIA TAUFANI, Bachelor of Law, the then substitute of SUTJIPTO, Bachelor of Law, Notary in Jakarta, a notification report on such deed of which has been received and recorded in the Sisminbakum Database of the Directorate General of General Legal Administration with the Department of Justice and Human Rights dated 04-02-2005 (fourth day of February two thousand five) number: C-03065 HT.01.04.TH.2005;

15.2.	The Issuer engages in the main business as a network and telecommunication as well as informatics service provider.

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Official & Sworn Translation

15.3.	On the date this Syariah Ijarah Bond Trustee Agreement is signed, the members of the Board of Directors of the Issuer and the Board of Commissioners of the Issuer are as follows:

BOARD OF DIRECTORS:

Vice President Director	: Ng Eng Ho;

Director	: Wityasmoro Sih Handayanto;

Director	: Hasnul Suhaimi;

Director	: Wahyu Wijayadi;

Director	: Wong Heang Tuck;

Director	: Raden Sutrisman;

Director	: Raymond Tan Kim Meng;

Director	: Joseph Chan Lam Seng;

BOARD OF COMMISSIONERS:

President Commissioner	: Peter Seah Lim Huat;

Commissioner	: Lee Theng Kiat;

Commissioner	: Sio Tat Hiang;

Commissioner	: Sum Soon Lim;

Commissioner	: Roes Aryawijaya;

Commissioner	: Umar Rusdi;

Independent Commissioner	: Lim Ah Doo;

Independent Commissioner	: Farida Eva Riyanti Hutapea;

Independent Commissioner	: Mohammad Ikhsan;

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Official & Sworn Translation

15.4.	The Registration Statement of the Issuance of the Syariah Ijarah Bond and the amendments thereof as to be conveyed to the BAPEPAM and the Prospectus as to be circulated shall not contain any incorrect information concerning the material facts and shall not neglect to state the important fact that must or need to be included so as the information within it will not be misleading and the preparation of the Prospectus must meet the requirements stipulated by the Chairman of BAPEPAM.

15.5.	The Issuer has applied for and obtained all of the permits and necessary approvals that are required to own and acquire its assets and enable it to operate its business and activities as it is currently operating and to the best of the Issuer’s knowledge, the Issuer has not violated or breached or in default in the fulfilment of a legislation or important permit required so as to materially affect the business activity of the Issuer or part of the assets of the Issuer.

15.6.	The Issuer on the date this Syariah Ijarah Bond Trustee Agreement is signed is not involved in any case, be it civil as well as criminal case as well as arbitration case or administrative case that may significantly affect the Issuer’s ability to perform its obligations according to the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	115

Official & Sworn Translation

15.7.	The signing of the Issuance Document pertaining to the Issuance of the Syariah Ijarah Bond shall not contradict or shall not constitute any violation of any terms and conditions and/or shall not constitute any default pursuant to a loan agreement, security rights or other agreement or document where the Issuer is a party to on the date when the Syariah Ijarah Bond Trustee Agreement is signed or based on the articles of association of the Issuer and to the best of the Issuer’s knowledge, other legislations prevailing in Indonesia and applying to the Issuer or a final and binding resolution from an authorized Indonesian judicial institution or government agency of the Republic of Indonesia issued to the Issuer, which will significantly affect the Issuer’s business.

15.8.	Except for the obligations as and to the extent visible in the annual financial statement for the fiscal year ending on 31-12-2004 (thirty first day of December year two thousand four) that has been audited by the Public Accountant Firm of PRASETYO, SARWOKO & SANDJAJA or as notified in writing by the Issuer to the Trustee, the Issuer on the date the Syariah Ijarah Bond Trustee Agreement is signed has no other material obligations or conditional obligations other than the obligations incurred within the framework of the Issuer’s regular business and the obligations relating to the Syariah Ijarah Bond.

Translated from Bahasa Indonesia to English	116

Official & Sworn Translation

15.9.	The preparation of all of the Issuance Document and all documents relating to the Issuance Document, where the Issuer is a party to, have been duly prepared by the Issuer according to the requirements under the prevailing legislations and have been duly signed on behalf of the Issuer and constitutes a valid and binding obligation to the Issuer of which execution can be executed in accordance to the requirements thereof, unless it is limited by the prevailing legislation in Indonesia.

15.10.	The issuance of the Syariah Ijarah Bond has been duly approved according to the articles of association of the Issuer and the prevailing legislation, and the Syariah Ijarah Bond constitutes a valid and binding obligation for the Issuer of which implementation can be executed according to the terms thereof.

15.11.	The signatory of the Syariah Ijarah Bond Trustee Agreement and other agreements relating to the Issuance of the Syariah Ijarah Bond on behalf of the Issuer shall be the person who is fully entitled and authorized to sign the abovementioned agreements.

15.12.	To the best of the Issuer’s knowledge, all of the financial statement that has and/or will be provided by the Issuer to the Trustee has described and indicated in careful details and correctly the financial condition and assets of the Issuer.

Translated from Bahasa Indonesia to English	117

Official & Sworn Translation

15.13.	The Issuer hereby indemnifies the Trustee from all responsibilities relating to the representations and warranties provided by the Issuer in the Syariah Ijarah Bond Trustee Agreement.

Article 16

NOTIFICATION

16.1.	All notification from one party to another party in the Syariah Ijarah Bond Trustee Agreement shall be deemed to have been validly and duly entered if signed by an authorized party and delivered to the following address via registered mail or delivered by hand against a statement of receipt or via telex.

ISSUER:

Name	:	PT INDOSAT Tbk.

Address	:	Jalan Medan Merdeka Barat Number: 21 Jakarta 10110;

Telephone	:	(021) 380-2614 and 381-0777;

Facsimile	:	(021) 345-8155 and 380-9633;

Attention	:	Board of Directors

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Official & Sworn Translation

TRUSTEE:

Name	:	PT BANK RAKYAT INDONESIA (PERSERO) Tbk.

Address	:	Desk Investment Banking – Treasury Division BRI II Building, 3rd Floor, Jalan Jenderal Sudirman Number: 44-46, Jakarta 10210;

Telephone	:	(021) 570-9060 Ext. 2371 and 250-0124

Facsimile	:	(021) 251-1647;

Attention	:	Head of the Treasury Division/Head Desk of Investment Banking;

16.2.	In the event of any change of address of one of the parties, then the party whose address has changed shall be obligated to notify the other party, no later than 5 (five) Business Days as of the said change of address.

Article 17

OTHER PROVISIONS

17.1.	The Syariah Ijarah Bond Trustee Agreement shall apply as of the date this deed is signed, under the condition that the rights and obligations of the parties shall be incurred as of the Issuance Date up to the time the Ijarah Repayment is fully settled and all of the obligations of the Trustee and Issuer have been concluded.

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Official & Sworn Translation

17.2.	The Syariah Ijarah Bond Trustee Agreement may not be amended and/or supplemented, either in entirety or partially, unless the said amendment and/or supplement is prepared in a written agreement signed by the Issuer and Trustee and by providing a notification to the BAPEPAM without prejudice to the other provisions under the Syariah Ijarah Bond Trustee Agreement.

17.3.	In the event one of the party fails to duly fulfill one of the obligation arising from the Syariah Ijarah Bond or based on the Syariah Ijarah Bond Trustee Agreement, the agreements or other documents prepared or issued in relation to the Issuance of the Syariah Ijarah Bond, then the said parties shall be deemed to have failed to perform such obligations only with the lapse of time and therefore no further evidence and/or other statement shall be required in any form whatsoever by bearing in mind the provisions of Article 12 of the Syariah Ijarah Bond Trustee Agreement.

17.4.	The letter of statement of the Trustee pertaining to the amount of Balance of the Ijarah Repayment and/or Instalment of the Ijarah Repayment as well as other amount of monies outstanding from time to time and payable by the Issuer to the Syariah Ijarah Bond Holder, constitutes evidence of the Ijarah Repayment, without prejudice to the rights of the Issuer to proof that the actual amount payable by the Issuer is less than the amount stipulated by the Trustee. In the event of any discrepancy in the calculation of the Issuer’s payment obligation, the Trustee together with the Issuer shall conduct a recalculation.

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Official & Sworn Translation

17.5.	The Syariah Ijarah Bond Trustee Agreement shall apply and bind all parties as well as the successor(s) in title of each party.

17.6.	Unless stipulated otherwise in the Syariah Ijarah Bond Trustee Agreement, if the stipulated payment date for the Instalment of the Ijarah Repayment or the total Balance of the Ijarah Repayment falls on non Trading Day, then the said payment shall be made on the following Trading Day.

17.7.	The costs to prepare the Syariah Ijarah Bond Trustee Agreement, other agreement as well as document pertaining to or relating to the Issuance where the Issuer is a party to must be borne and paid by the Issuer.

17.8.	The Syariah Ijarah Bond Trustee Agreement constitutes a final agreement and consensus established by the parties to the Syariah Ijarah Bond Trustee Agreement, in relation to matters set forth in the Syariah Ijarah Bond Trustee Agreement, and therefore the Syariah Ijarah Bond Trustee Agreement shall replace all previous agreements, consensus and commitment entered by the parties prior to the signing of the Syariah Ijarah Bond Trustee Agreement, either in the form or a verbal or written agreement, either entered directly or indirectly, pertaining to matters set forth in the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	121

Official & Sworn Translation

17.9.	The Syariah Ijarah Bond Trustee Agreement and its implementation thereof shall be subject to and construed in accordance to the provisions of the laws and the law of the Republic of Indonesia.

Article 18

SETTLEMENT OF DISPUTES

18.1.	The Parties must make efforts to settle all disputes or differences of opinion arising from or in relation to the Syariah Ijarah Bond Trustee Agreement by means of deliberation to reach a consensus. In the event such dispute or differences of opinion are unable to be settled by means of deliberation within a period of 30 (thirty) Calendar Days as of the date of the written notification from one of the parties concerning the said dispute (“Grace Period”) then the said dispute or difference of opinion must be settled through the National Syariah Arbitration Board (“BASYARNAS”) by implementing the Rules and Procedure of BASYARNAS and subject to Law Number 30 of 1999 (one thousand nine hundred ninety nine) concerning Arbitration and Alternative Dispute Settlement (“Arbitration Law”) along with all of the amendments thereof, unless otherwise expressly stipulated under the Syariah Ijarah Bond Trustee Agreement.

Translated from Bahasa Indonesia to English	122

Official & Sworn Translation

18.2.	The parties agree that the arbitration proceeding shall be carried out with the following method:

(i)	The arbitration proceeding shall be held in Jakarta, Indonesia and in the Indonesian language;

(ii)	The arbitrator who will carry out the arbitration proceeding shall take the form of an arbitration tribunal consisting of 3 (three) arbitrators, where at least 1 (one) of the said arbitrators will be a legal consultant who is registered as a capital market supporting professional with the Bapepam (if any);

(iii)	The appointment of the arbitrator will be carried out no later than 30 (thirty) Calendar Days as of the end of the Grace Period;

(iv)	No later than 14 (fourteen) Calendar Days as of the appointment of the two arbitrators by each party, the two arbitrators must appoint and select the third arbitrator who shall act as the chairman of the Arbitration Tribunal;

Translated from Bahasa Indonesia to English	123

Official & Sworn Translation

(v)	In the event no consensus can be achieved in appointing the said third arbitrator, then the said selection and appointment of the arbitrator shall be delegated to the Chairman of BASYARNAS in accordance to the Rules and Procedure of BASYARNAS;

(vi)	The arbitration tribunal shall examine the case and dispute based on the provisions and interpretation according to the Indonesian Law as well as the objective and purpose of the Syariah Ijarah Bond Trustee Agreement.

(vii)	The decision of the arbitration tribunal shall be final, binding and possess permanent legal capacity for the disputing parties and must be implemented by the parties. The parties agree and warrant that they shall not file any claim against or cancel the decision of the said arbitration tribunal of BASYARNAS in any court;

(viii)	BASYARNAS’s arbitration ruling shall be executed at the permanent and unchanging domicile (legal domicile) at the Registrars Office of the District Court of Central Jakarta in Jakarta;

(ix)	All of the costs incurred in relation to the arbitration process shall be borne by each party;

(x)	All of the rights and obligations of the parties under the Syariah Ijarah Bond Trustee Agreement shall continue to prevail during the course of the said arbitration process.

Translated from Bahasa Indonesia to English	124

Official & Sworn Translation

The appearing parties are known to me, Notary, from their identities.

Based on the aforementioned matters,

THUS, THIS DEED

was prepared as minutes and read out as well as executed in Jakarta, on the day and date as stated at the beginning of this deed before the presence of:

I.	Missus ETI NURHAYATI, Bachelor of Economy, Bachelor of Law, born in Jakarta, on 27-08-1969 (twenty seventh) day of August one thousand nine hundred sixty nine, residing in East Jakarta, Cipinang Kebembem number: 46, Neighborhood Unit 004/Residential Unit 013, Sub District of Pisangan Timur, District of Pulo Gadung.

Holder of the Resident Identification Card Number: 09.5305.670869.0344;

II.	Missus SITI RUMANDANG BULAN LUBIS, Bachelor of Law, Master of Notarial Studies, born in Medan, on 31-01-1978 (thirty first day of January one thousand nine hundred seventy eight), Indonesian Citizen, residing in East Jakarta, Jalan Cemara F/43, CJT II, Neighborhood Unit 004, Residential Unit 004, Sub District of Gedong, District of Pasar Rebo.

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Official & Sworn Translation

Holder of the Resident Identification Card Number: 09.5307.620477.0223;

both assistants of the Notary, as witnesses.

Bearing in mind that this deed has been discussed by the parties accordingly, only the outline or the Summary was read out by me, Notary, to the appearing parties and the witnesses, and then this deed was immediately signed by the appearing parties, the witnesses and I, Notary.

Executed with two strikes and substitutes.

The minute of this deed has been duly signed.

GIVEN AS A COPY.

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